UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AtlasClear Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

AtlasClear Holdings, Inc. 2203 Lois Avenue, Suite 814 Tampa, FL 33607

December 19, 2024

To the Stockholders of AtlasClear Holdings, Inc. (the “Company”):

You are cordially invited to attend a special meeting of stockholders of the Company (as may be adjourned, the “Special Meeting”) to be held on December 31, 2024, at 10:00 a.m. local time at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, Virginia 22102.

Information regarding each of the matters to be voted on at the Special Meeting is contained in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement. The Board of Directors recommends that you vote “for” each of the proposals to be presented at the Special Meeting.

Whether or not you plan to attend the Special Meeting, we urge you to use our Internet voting system or to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the Special Meeting. If you later decide to attend the Special Meeting or change your vote, you may withdraw your proxy and vote in person at the Special Meeting. Voting through our Internet voting system or by proxy will ensure your representation at the Special Meeting if you do not attend in person.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the Special Meeting in person, it is important that your shares be represented and voted. We thank you for your continued support of the Company and look forward to seeing you at the Special Meeting.

Sincerely,

/s/ John Schaible
John Schaible
Executive Chairman of the Board

AtlasClear Holdings, Inc.

2203 Lois Avenue,

Suite 814

Tampa, FL 33607

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

December 19, 2024

Dear Stockholder:

It is my pleasure to invite you to attend AtlasClear Holdings, Inc.’s (the “Company”) special meeting of stockholders (as may be adjourned, the “Special Meeting”). The Special Meeting will be held on December 31, 2024, at 10:00 a.m. local time at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, Virginia 22102. At the Special Meeting, you will be asked:

1.	To approve the issuance of up to an aggregate of up to 213,296,850 shares of cmmon stock of the Company, par value $0.0001 per share (the “Common Stock”), to the sellers of Wilson-Davis & Co., Inc. (“Wilson-Davis”), pursuant to amendments to the Stock Purchase Agreement, dated as of April, 15, 2022, by and among Wilson-Davis, all of its stockholders (the “Wilson-Davis Sellers”) and the Company (as amended, the “Broker-Dealer Acquisition Agreement”) pursuant to which the Company issued short-term convertible promissory notes (the “Short-Term Seller Notes”) and long-term convertible promissory notes (the “Long-Term Seller Notes” and, collectively with the Short-Term Seller Notes, the “Seller Notes”) to the Wilson-Davis Sellers, which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the “Wilson-Davis Stock Issuance Proposal”); and

2.	To approve the issuance of up to 39,282,309 shares of Common Stock that may become issuable to Chardan Capital Markets LLC (“Chardan”) pursuant to a promissory note in the aggregate principal amount of $5,209,764 (as amended, the “Chardan Note”), which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the “Chardan Stock Issuance Proposal”); and

3.	To approve the issuance of up to 120,000,000 shares of Common Stock that may become issuable to Funicular Funds, LP (“Funicular”), pursuant to the Securities Purchase Agreement, dated as of February 9, 2024, between AtlasClear Holdings and Quantum (the “Funicular Purchase Agreement”), pursuant to which the Company issued to Funicular a secured convertible promissory note (the “Funicular Note”) in the amount of $6,000,000 in a private placement, which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the “Funicular Stock Issuance Proposal”); and

4.	To approve the issuance of up to 11,623,235 shares of Common Stock that may become issuable to Winston & Strawn LLP (“Winston & Strawn”), pursuant to a subscription agreement, dated as of February 9, 2024, between Winston & Strawn and the Company (the “Winston & Strawn Agreement”), which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the “Winston & Strawn Stock Issuance Proposal”); and

5.	To approve the issuance of up to 10,000,000 shares of Common Stock that may be issued to an investor, Tau Investment Partners LLC (“Tau”), pursuant to an at-the-market agreement entered into between the Company and Tau, dated as of July 31, 2024 (the “ELOC Agreement”), which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the “Tau Stock Issuance Proposal”); and

6.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-third of a share of Common Stock (e.g., a 1-for-3 reverse stock split) in the form attached as Annex 1 (“Reverse Stock Split Amendment”), and authorize our Board of Directors to implement or abandon the Reverse Stock Split Amendment no later than November 30, 2025 (the “Reverse Stock Split Proposal”); and

7.	To approve an amendment to the AtlasClear Holdings, Inc. 2024 Equity Incentive Plan (the “Plan”) (the “Equity Incentive Plan Amendment Proposal”); and

8.	To transact any other business which properly may be brought before the Special Meeting, including matters incidental to its conduct.

Only stockholders of record as of the close of business on November 22, 2024 may vote at the Special Meeting.

It is important that your shares be represented at the Special Meeting, regardless of the number you may hold. Whether or not you plan to attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. This will not prevent you from voting your shares in person if you are present in person at the Special Meeting.

I look forward to seeing you on December 31, 2024.

Sincerely,

/s/ John Schaible
John Schaible
Executive Chairman of the Board

This proxy statement, including the form of proxy, is first being mailed to stockholders on or about December 19, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on December 31, 2024: The proxy statement is available at www.proxyvote.com using the control number located on your proxy card.

AtlasClear Holdings, Inc.

2203 Lois Avenue,

Suite 814

Tampa, FL 33607

PROXY STATEMENT

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why did you furnish me this Proxy Statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of AtlasClear Holdings, Inc., a Delaware corporation (“AtlasClear,” the “Company,” “ATCH,” “we,” “us,” or “our”), for use at the special meeting of the Company’s stockholders to be held on December 31, 2024, at 10:00 a.m. local time at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, Virginia 22102, and at any adjournments of the special meeting (the “special meeting”). This proxy statement summarizes the information that you need to make an informed vote on the proposals to be considered at the special meeting. However, you do not need to attend the special meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card using the postage- prepaid envelope provided, or you may grant a proxy to vote your shares by means of the Internet. The approximate date on which this proxy statement and the enclosed proxy card were sent to the Company’s stockholders is December 19, 2024.

What proposals will be addressed at the special meeting?

Stockholders will be asked to consider the following proposals at the special meeting:

1.	To approve the issuance of up to an aggregate of 213,296,850 shares of Common Stock, to the sellers of Wilson-Davis & Co., Inc. (“Wilson-Davis”), pursuant to amendments to the Stock Purchase Agreement, dated as of April, 15, 2022, by and among Wilson-Davis, all of its stockholders (the “Wilson-Davis Sellers”) and the Company (as amended, the “Broker-Dealer Acquisition Agreement”) pursuant to which the Company issued short-term convertible promissory notes (the “Short-Term Seller Notes”) and long-term convertible promissory notes (the “Long-Term Seller Notes” and, collectively with the Short-Term Seller Notes, the “Seller Notes”) to the Wilson-Davis Sellers, which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the “Wilson-Davis Stock Issuance Proposal”); and

2.	To approve the issuance of 39,282,309 shares of Common Stock that may become issuable to Chardan Capital Markets LLC (“Chardan”) pursuant to a promissory note in the aggregate principal amount of $5,209,764 (as amended, the “Chardan Note”), which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the “Chardan Stock Issuance Proposal”); and

3.	To approve the issuance of up to 120,000,000 shares of Common Stock that may become issuable to Funicular Funds, LP (“Funicular”), pursuant to the Securities Purchase Agreement, dated as of February 9, 2024, between AtlasClear Holdings and Quantum (the “Funicular Purchase Agreement”), pursuant to which the Company issued to Funicular a secured convertible promissory note (the “Funicular Note”) in the amount of $6,000,000 in a private placement, which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the “Funicular Stock Issuance Proposal”); and

4.	To approve the issuance of up to 11,623,235 shares of Common Stock that may become issuable to Winston & Strawn LLP (“Winston & Strawn”), pursuant to a subscription agreement, dated as of February 9, 2024, between Winston & Strawn and the Company (the “Winston & Strawn Agreement”), which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the “Winston & Strawn Stock Issuance Proposal”); and

5.	To approve the issuance of up to 10,000,000 shares of Common Stock that may be issued to an investor, Tau Investment Partners LLC (“Tau”), pursuant to an at-the-market agreement entered into between the Company and Tau, dated as of July 31, 2024 (the “ELOC Agreement”), which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the “Tau Stock Issuance Proposal”); and

6.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-third of a share of Common Stock (e.g., a 1-for-3 reverse stock split) in the form attached as Annex 1 (“Reverse Stock Split Amendment”), and authorize our Board of Directors to implement or abandon the Reverse Stock Split Amendment no later than November 30, 2025 (the “Reverse Stock Split Proposal”); and

7.	To approve an amendment to the AtlasClear Holdings, Inc. 2024 Equity Incentive Plan (the “Plan”) (the “Equity Incentive Plan Amendment Proposal”); and

8.	To transact any other business which properly may be brought before the Special Meeting, including matters incidental to its conduct.

The Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote as set forth in the following pages of this proxy statement with respect to each proposal. Stockholder approval of Proposals 1 to 5 will provide the Company with the ability to potentially issue up to an aggregate of 394,202,394 shares of Common Stock pursuant to the Broker-Dealer Acquisition Agreement, the Chardan Note, the Funicular Purchase Agreement, the Winston & Strawn Agreement and the ELOC Agreement, each as described in further detail in this proxy statement. As of November 22, 2024 we had 23,275,171 shares of Common Stock outstanding. The potential issuances described above represent 1693.7% of the shares of Common Stock outstanding as of such date. Such issuances will have a significantly dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuances. This means also that our current stockholders will own a smaller interest in us as a result of such issuances and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the shares of Common Stock could also have a dilutive effect on the book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Who may vote on these proposals?

Stockholders who owned shares of Common Stock as of the close of business on November 22, 2024 (the “Record Date”) are entitled to vote at the special meeting on all matters properly brought before the special meeting.

As of the Record Date, the Company had 23,275,171 issued and outstanding shares of Common Stock entitled to vote at the special meeting.

How many votes do I have?

Each share of Common Stock is entitled to one vote on each matter that comes before the special meeting.

What constitutes a quorum?

To conduct business at the Company’s special meeting, 33.3% of the voting power of the issued and outstanding shares of the Company’s capital stock must be present in person or represented by proxy. This is known as a “quorum.”

How do I vote by proxy?

Whether you plan to attend the special meeting in person or not, if you are a stockholder of record, we urge you to either:

•	complete, sign and date the proxy card provided and return it promptly in the postage-prepaid envelope provided;

•	vote via the internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 30, 2024 (have your proxy card in hand when you visit the website); or

•	vote via toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on December 30, 2024 (have your proxy card in hand when you call).

In order to be counted, proxies submitted by telephone or internet must be received by 11:59 p.m. Eastern Time on December 30, 2024. Proxies submitted by U.S. mail must be received before the start of the special meeting.

If you are a street name stockholder, see “What if my shares are held in street name?”

Returning the proxy card, voting via the Internet or voting via telephone will not affect your right to attend or to vote in person at the special meeting.

If you properly complete your proxy card and send it to us in time to vote or timely grant your proxy via telephone or the Internet, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed on the proxy card. If you sign the proxy card but do not give voting instructions for a particular proposal, then your proxy will vote your shares on that proposal as recommended by the Board of Directors as follows:

1.	FOR the approval of the Wilson-Davis Stock Issuance Proposal;

2.	FOR the approval of the Chardan Stock Issuance Proposal;

3.	FOR the approval of the Funicular Stock Issuance Proposal;

4.	FOR the approval of the Winston & Strawn Stock Issuance Proposal;

5.	FOR the approval of the Tau Stock Issuance Proposal;

6.	FOR the approval of the Reverse Stock Split Proposal;

7.	FOR the approval of the Equity Incentive Plan Amendment Proposal; and

8.	In the proxy’s discretion with respect to any other business which is properly brought before the special meeting, including matters incidental to its conduct.

As of the date of this proxy statement, we are not aware of any matters other than those set forth in proposals 1 through 7 that will be brought before the special meeting.

How do I vote in person?

If you plan to attend the special meeting and vote in person, we will give you a ballot when you arrive. While you are not required to notify anyone in order to attend the special meeting, if you do plan to attend the meeting in person, we would appreciate it if you would indicate your plans to attend the special meeting in person when you vote by Internet or mark the appropriate box on the proxy card, or notify our Corporate Secretary at (727) 446-6660. This will assist us with special meeting preparations.

What if my shares are held in street name?

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank, or other nominee that must be followed in order for your broker, bank, or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the enclosed postage-prepaid envelope.

If you do not provide instructions on how to vote, your broker may have authority to vote your shares. This is called a “broker non-vote.” A broker non-vote occurs when a broker, bank or other nominee who holds shares for a beneficial owner does not vote on a particular item because it does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The Reverse Stock Split Proposal (proposal 6) is a routine matter. Each of the Wilson-Davis Stock Issuance Proposal, the Chardan Stock Issuance Proposal, the Winston & Strawn Stock Issuance Proposal, the Tau Stock Issuance Proposal and the Equity Incentive Plan Amendment Proposal (proposals 1, 2, 3, 4, 5 and 7) is a non-routine matter. Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for proposals 1-5 unless you provide voting instructions. If your shares are held by a broker, your broker cannot vote your shares for proposals 1, 2, 3, 4, 5 and 7 unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly.

If you hold shares through a broker, bank, or other nominee and wish to be able to vote in person at the special meeting, you must obtain a “legal proxy” from your broker, bank, or other nominee and present it to the inspector of election with your ballot at the special meeting.

May I revoke my proxy?

If you give a proxy, then you may revoke it at any time before it is exercised, as follows:

1.	You may send in another proxy bearing a later date;

2.	You may send written notice (if the stockholder is an entity, under its seal, by an officer or other authorized person of the entity) addressed to the Corporate Secretary at the Company’s principal executive and administrative offices that you are revoking your proxy; or

3.	You may vote in person at the special meeting.

What vote is required to approve each proposal?

•	Proposal 1: approval, for purposes of complying with the NYSE American listing rules, of the issuance of shares of Common Stock to Wilson-Davis & Co., Inc., in an amount equal to 20% or more of our Common Stock outstanding.

The approval of the Wilson-Davis Stock Issuance Proposal, as described in Proposal 1, requires the affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or by proxy at the special meeting and entitled to vote thereon. An abstention or a broker non-vote will have no impact on the outcome of the vote on Proposal 1.

•	Proposal 2: approval, for purposes of complying with the NYSE American listing rules, of the issuance of shares of Common Stock to Chardan Capital Markets LLC, in an amount equal to 20% or more of our Common Stock outstanding.

The approval of the Chardan Stock Issuance Proposal, as described in Proposal 2, requires the affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or by proxy at the special meeting and entitled to vote thereon.

•	Proposal 3: approval, for purposes of complying with the NYSE American listing rules, of the issuance of shares of Common Stock to Funicular Funds, LP, in an amount equal to 20% or more of our Common Stock outstanding.

The approval of the Funicular Stock Issuance Proposal, as described in Proposal 3, requires the affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or by proxy at the special meeting and entitled to vote thereon. An abstention or a broker non-vote will have no impact on the outcome of the vote on Proposal 3.

•	Proposal 4: approval, for purposes of complying with the NYSE American listing rules, of the issuance of shares of Common Stock to Winston & Strawn LLP, in an amount equal to 20% or more of our Common Stock outstanding.

The approval of the Winston & Strawn Stock Issuance Proposal, as described in Proposal 4, requires the affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or by proxy at the special meeting and entitled to vote thereon. An abstention or a broker non-vote will have no impact on the outcome of the vote on Proposal 4.

•	Proposal 5: approval, for purposes of complying with the NYSE American listing rules, of the issuance of shares of Common Stock to Tau Investment Partners LLC, in an amount equal to 20% or more of our Common Stock outstanding.

The approval of the Tau Stock Issuance Proposal, as described in Proposal 5, requires the affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or by proxy at the special meeting and entitled to vote thereon. An abstention or a broker non-vote will have no impact on the outcome of the vote on Proposal 5.

•	Proposal 6: approval of an amendment to our amended and restated certificate of incorporation to effect a 1-for-3 reverse stock split and to authorize our Board of Directors to implement or abandon such amendment no later than November 30, 2025.

The approval of the Reverse Stock Split Proposal, as described in Proposal 6, requires the affirmative vote of the majority of the outstanding capital stock entitled to vote thereon. An abstention or a broker non-vote will be treated as a vote against Proposal 6.

•	Proposal 7: approval of an amendment to the 2024 Equity Incentive Plan.

The approval of the Equity Incentive Plan Amendment Proposal, as described in Proposal 7, requires the affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or by proxy at the special meeting and entitled to vote thereon. An abstention or a broker non-vote will have no impact on the outcome of the vote on Proposal 7.

Are there any dissenters’ rights of appraisal?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, the Company’s Amended and Restated Certificate of Incorporation or the Company’s amended and restated bylaws provide a stockholder with a right to dissent and obtain appraisal of or payment for such stockholder’s shares.

Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

Where are the Company’s principal executive and administrative offices?

The principal executive and administrative offices of the Company are located at 2203 Lois Avenue, Suite 814, Tampa FL 33607, and the telephone number is (727) 446-6660.

How can I obtain additional information about the Company?

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that it file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “could,” “anticipates,” “projects,” “targets”, “optimistic,” “intends,” or “aims,” or the negative thereof or other variations thereon or other comparable terminology. The forward-looking statements included in this proxy statement or the attached annexes are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statement. These risks and uncertainties include, but are not limited to, the following:

•	our stockholders failing to approve the Proposals;
•	our ability to realize the benefits expected from the Business Combination (as defined herein);
•	our ability to successfully negotiate a new amendment or agreement on acceptable terms to the Company and to complete the acquisition of Commercial Bancorp of Wyoming (“Commercial Bancorp”);
•	our ability to successfully integrate our recent and proposed acquisitions, including the acquisition of Commercial Bancorp, and to realize the synergies and benefits of such acquisitions;
•	our ability to successfully implement the proprietary trading platform with clearing and settlement capabilities that will be developed;
•	our significant indebtedness and our ability to service such indebtedness;
•	the volatility of the price of our Common Stock and the possibility that stockholders could incur substantial losses;
•	potential substantial dilution of our stockholder interests resulting from our issuance of equity securities;
•	the ability to maintain the listing of our Common Stock on the NYSE American LLC (“NYSE”), and the potential liquidity and trading of such securities;
•	our ability to grow and manage growth profitably;
•	our ability to raise financing in the future, if and when needed;
•	our ability to achieve or maintain profitability;
•	the effect of economic downturns and political and market conditions beyond our control; and
•	the other factors discussed under “Item 1A. Risk Factors” of the Company’s Transition Report on Form 10-KT for the transition period ended June 30, 2024, as amended and updated from time to time in the Company’s subsequent filings with the SEC.

Readers are cautioned not to place undue reliance on forward-looking statements. Any forward-looking statement speaks only as of the date that it was made and we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise.

PROPOSAL 1

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK REPRESENTING MORE THAN 20% OF OUR COMMON STOCK OUTSTANDING TO THE WILSON-DAVIS SELLERS IN ACCORDANCE WITH NYSE AMERICAN RULE 713(a)(ii) (THE “WILSON-DAVIS STOCK ISSUANCE PROPOSAL”)

Our Common Stock is currently listed on the NYSE American. We are subject to NYSE American Rule 713(a)(ii), which requires us to obtain stockholder approval when shares will be issued in connection with a transaction involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of presently outstanding shares for less than the greater of book or market value of the shares.

On February 9, 2024 (the “Closing Date”), the Company consummated the transactions contemplated by that certain Business Combination Agreement, dated November 16, 2022 (as amended, the “Business Combination Agreement”), by and among the Company, Quantum FinTech Acquisition Corporation (“Quantum”), Calculator Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub 1”), Calculator Merger Sub 2, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub 2”), the Company, Atlas FinTech Holdings Corp., a Delaware corporation (“Atlas FinTech”) and Robert McBey. The transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination.”

Seller Notes

Prior to the Closing of the Business Combination (the “Closing”), AtlasClear and AltasClear Holdings entered into two amendments to the Broker-Dealer Acquisition Agreement with Wilson-Davis and the Wilson-Davis Sellers, Amendment No. 8 dated January 9, 2024 (“Amendment No. 8”) and Amendment No. 9 dated February 7, 2024 (“Amendment No. 9” and, together with Amendment No. 8, the “Amendments”). Among other things, the Amendments reduced the total purchase price payable under the Broker- Dealer Acquisition Agreement by $5 million and reduced the cash payable at the Wilson-Davis Closing as part of the purchase price to $8 million, with the balance of the purchase price paid in the form of convertible promissory notes issued by AtlasClear to the Wilson-Davis Sellers, as follows: (i) $5,000,000 in aggregate principal amount of notes due 90 days after the Closing Date (the “Short-Term Notes”) and (ii) $7,971,000 in aggregate principal amount of notes due 24 months after the Closing Date (the “Long-Term Notes” and, together with the Short-Term Notes, the “Seller Notes”). The Short-Term Notes accrue interest at a rate of 9% per annum, payable quarterly in arrears, in shares of Common Stock at a rate equal to 90% of the trailing seven-trading day volume weighted average price of the Common Stock (“VWAP”) prior to payment (or, at the Company’s option, cash), and are convertible at the option of the holder at any time during the continuance of an event of default, at a rate equal to 90% of the trailing seven-trading day VWAP prior to conversion. The Long-Term Notes accrue interest at a rate of 13% per annum, payable quarterly in arrears, in shares of Common Stock at a rate equal to 90% of the trailing seven-trading day VWAP prior to payment (or, at the Company’s option, in cash), and are convertible at the option of the holder at any time commencing six months after the Closing Date, at a rate equal to 90% of the trailing seven-trading day VWAP prior to conversion (or 85% if an event of default occurs and is continuing).

Why Approval is Needed

The issuance of an aggregate of up to 213,296,850 shares of Common Stock to the Wilson-Davis Sellers, pursuant to amendments to the Broker-Dealer Acquisition Agreement, and pursuant to which the Company issued the Seller Notes, as well as for payments of interest accrued thereon, would be more than 20% of the issued and outstanding shares of the Company’s Common Stock. NYSE American Rule 713(a)(ii) requires that we obtain shareholder approval of the issuances of Common Stock and/or securities convertible into, or exercisable for, Common Stock in excess of 20% of our current issued and outstanding shares of Common Stock. Accordingly, we seek your approval of Proposal 1 to issue additional shares of Common Stock, in order to satisfy the requirements of NYSE American Rule 713(a)(ii).

Consequences of Failing to Approve this Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into the Broker-Dealer Acquisition Agreement or issuance of the Seller Notes. The Broker-Dealer Acquisition Agreement has already been executed and delivered, and the Seller Notes have been issued to the Wilson-Davis Sellers. The failure of our stockholders to approve this proposal will mean that the conversion of the Notes and payments of interest accrued under the Notes will be limited to the extent that such conversions and interest payments would result in the issuance, in the aggregate, of more than 20% of the shares of our Common Stock outstanding, and we could be subject to penalty payments if such shares are not available for issuance. Additionally, if this proposal is not approved by our stockholders, we may be required to repay our obligations under the Seller Notes in cash, rather than by the conversion of the Seller Notes and accrued interest into shares of Common Stock.

Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs. If we are required to repay our obligations under the Seller Notes in cash rather than Common Stock, we may not have the capital necessary to fully satisfy our ongoing business needs, the effect of which would adversely impact future operating results, and result in a delay in our business plans. Additionally, it may be necessary for the Company to acquire additional financing in order to repay the obligations under the Seller Notes in cash, which may result in additional transaction expenses.

Potential Adverse Effects - Dilution and Impact on Existing Stockholders

The issuance of shares of Common Stock to the Wilson-Davis Sellers, pursuant to amendments to the Broker-Dealer Acquisition Agreement will have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the shares issuable to the Wilson-Davis Sellers. This means also that our current stockholders will own a smaller interest in us as a result of such issuances and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the shares of Common Stock to the Wilson-Davis Sellers could also have a dilutive effect on the book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.

If this Proposal 1 is approved, a total of 213,296,850 shares of Common Stock will be issuable to the Wilson-Davis Sellers and this dilutive effect may be material to current stockholders of the Company.

Approval Required

The approval of Proposal 1 requires the affirmative vote of holders of a majority of the stock having voting power present in person or represented by proxy at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1, THE WILSON-DAVIS STOCK ISSUANCE PROPOSAL.

PROPOSAL 2

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK REPRESENTING MORE THAN 20% OF OUR COMMON STOCK OUTSTANDING TO CHARDAN IN ACCORDANCE WITH NYSE AMERICAN RULE 713(a)(ii) (THE “CHARDAN STOCK ISSUANCE PROPOSAL”)

Our Common Stock is currently listed on the NYSE American. We are subject to NYSE American Rule 713(a)(ii), which requires us to obtain shareholder approval when shares will be issued in connection with a transaction involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of presently outstanding shares for less than the greater of book or market value of the shares.

Chardan Note

In connection with the Closing, the Company and Chardan Capital Markets LLC (“Chardan”) agreed that the fee, in the amount of $7,043,750, payable by Quantum to Chardan upon the Closing pursuant to the terms of the business combination marketing agreement entered into in connection with Quantum’s IPO, would be waived in exchange for the issuance by the Company to Chardan of a promissory note in the aggregate principal amount of $4,150,000 (the “Original Chardan Note”). The Original Chardan Note was issued by the Company at the Closing.

The Original Chardan Note had a stated maturity date of February 9, 2028. Interest under the Original Chardan Note accrued at a rate per annum equal to 13%, and was payable quarterly on the first day of each calendar quarter. On each interest payment date, the accrued and unpaid interest could have been, at the election of the Company, either paid in cash or, subject to the satisfaction of certain conditions, in shares of Common Stock, at a rate equal to 85% of the VWAP for the trading day immediately prior to the applicable interest payment date. The Original Chardan Note was convertible, in whole or in part, into shares of Common Stock at the election of the holder at any time at a conversion price equal to 90% of the VWAP of the Common Stock for the trading day immediately preceding the applicable conversion date. In addition, on each conversion date the Company was required to pay to Chardan in cash (or, at the Company’s option and subject to certain conditions, a combination of cash and Common Stock) all accrued interest on the Original Chardan Note and all interest that would otherwise accrue on the amount of the Original Chardan Note being converted if such converted amount would be held to three years after the applicable conversion date.

On October 23, 2024, the Company, Quantum Ventures, Chardan and Chardan Quantum LLC entered that certain settlement agreement (the “Settlement Agreement”). In connection with the Settlement Agreement, Chardan exchanged the Original Chardan Note for an amended non-interest bearing, convertible note in the aggregate principal amount of $5,209,764 (as amended, the “Chardan Note”). While the Chardan Note does not bear interest, it can be converted from time to time by Chardan into shares of Common Stock, on terms substantially similar to the conversion provisions in the Original Chardan Note, and any remaining outstanding principal is to be repaid in full on the same maturity date as the Original Chardan Note.

Conversion of the Chardan Note, including the issuance of shares to pay interest thereon, is limited to the extent that such conversion would result in Chardan (together with its affiliates and any other persons acting as a group together with Chardan or its affiliates) beneficially owning in excess of 9.99% of the outstanding shares of Common Stock outstanding immediately prior to such conversion. The conversion price applicable to the Chardan is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and is subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable conversion price (subject to certain exceptions). The Chardan Note is subject to a demand for immediate repayment in cash upon the occurrence of certain events of default specified therein.

Consequences of Failing to Approve this Proposal

The Board is not seeking the approval of our stockholders to authorize our issuance of the Chardan Note which has already been issued to Chardan. The failure of our stockholders to approve this proposal will mean that conversions under the Chardan Note will be limited to the extent that such conversions would result in the issuance, in the aggregate, of more than 20% of the shares of our Common Stock outstanding, and we could be subject to penalty payments if such shares are not available for issuance. Additionally, if this proposal is not approved by our stockholders, we may be required to repay our obligations under the Chardan Note in cash, rather than by the conversion of the Chardan Note into shares of Common Stock.

Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs. If we are required to repay our obligations under the Chardan Note in cash rather than Common Stock, we may not have the capital necessary to fully satisfy our ongoing business needs, the effect of which would adversely impact future operating results, and result in a delay in our business plans. Additionally, it may be necessary for the Company to acquire additional financing in order to repay the obligations under the Chardan Note in cash, which may result in additional transaction expenses.

Why Approval is Needed

The issuance of up to an aggregate of 39,282,309 shares of Common Stock to Chardan pursuant to the Chardan Note, as well as for payments of interest accrued thereon, would be more than 20% of our Common Stock outstanding. NYSE American Rule 713(a)(ii) requires that we obtain shareholder approval of the issuances of Common Stock and/or securities convertible into, or exercisable for, Common Stock in excess of 20% of our current issued and outstanding shares of Common Stock. Accordingly, we seek your approval of Proposal 2 to issue additional shares of Common Stock, in order to satisfy the requirements of NYSE American Rule 713(a)(ii).

Potential Adverse Effects - Dilution and Impact on Existing Stockholders

The issuance of shares of Common Stock to Chardan, pursuant to the Chardan Note will have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the shares issuable to Chardan. This means also that our current stockholders will own a smaller interest in us as a result of such issuances and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the shares of Common Stock to Chardan could also have a dilutive effect on the book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.

If this Proposal 2 is approved, a total of 39,282,309 shares of Common Stock will be issuable to Chardan and this dilutive effect may be material to current stockholders of the Company.

Approval Required

The approval of Proposal 2 requires the affirmative vote of holders of a majority of the stock having voting power present in person or represented by proxy at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2, THE CHARDAN STOCK ISSUANCE PROPOSAL.

PROPOSAL 3

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK REPRESENTING MORE THAN 20% OF OUR COMMON STOCK OUTSTANDING TO FUNICULAR IN ACCORDANCE WITH NYSE AMERICAN RULE 713(a)(ii) (THE “FUNICULAR STOCK ISSUANCE PROPOSAL”)

Our Common Stock is currently listed on the NYSE American. We are subject to NYSE American Rule 713(a)(ii), which requires us to obtain shareholder approval when shares will be issued in connection with a transaction involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of presently outstanding shares for less than the greater of book or market value of the shares.

Funicular Note

On February 9, 2024, the Company and Quantum entered into the Funicular Purchase Agreement with Funicular, pursuant to which the Company sold and issued to Funicular, on that date, the Funicular Note for a purchase price of $6,000,000, in a private placement (the “Note Financing”). The proceeds raised in the Note Financing were used to pay a portion of the purchase price paid at Closing to the Wilson-Davis sellers.

The Funicular Note has a stated maturity date of November 9, 2025. Interest accrues at a rate per annum equal to 12.5%, and is payable semi-annually on each June 30 and December 31. On each interest payment date, the accrued and unpaid interest shall, at the election of the Company in its sole discretion, be either paid in cash or paid in-kind by increasing the principal amount of the Funicular Note. In the event of an Event of Default (as defined in the Funicular Note), in addition to Funicular’s other rights and remedies, the interest rate would increase to 20% per annum. The Funicular Note is convertible, in whole or in part, into shares of Common Stock at the election of the holder at any time at an initial conversion price of $10.00 per share (the “Conversion Price”). The Conversion Price is subject to adjustment monthly to a price equal to the trailing five-day VWAP, subject to a floor of $2.00 per share (provided that if the Company sells stock at an effective price below $2.00 per share, such floor would be reduced to such effective price), and is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. The Company had the right to redeem the Funicular Note upon 30 days’ notice after the earlier of August 7, 2024 and the effectiveness of the Registration Statement (as defined in the Funicular Note), and Funicular would have the right to require the Company to redeem the Funicular Note in connection with a Change of Control (as defined in the Note), in each case for a price equal to 101% of the outstanding principal amount of the Note plus accrued and unpaid interest. As a result of the delay in filing the Registration Statement, the Company incurred $1,500,000 in fees through June 30, 2024 which was added to the principal of the Funicular Note.

Pursuant to the Purchase Agreement, the Company agreed, among other things, that if the Funicular Note becomes convertible into a number of shares of Common Stock in excess of 19.9% of the Company’s total number of shares of Common Stock outstanding, to seek the approval of its stockholders for the issuance of all shares of Common Stock issuable upon conversion of the Funicular Note in excess of that amount, in accordance with the rules of the NYSE American.

Why Approval is Needed

The issuance of up to an aggregate of 120,000,000 shares of Common Stock to Funicular pursuant to the Funicular Note would be more than 20% of our Common Stock outstanding. NYSE American Rule 713(a)(ii) requires that we obtain shareholder approval of the issuances of Common Stock and/or securities convertible into, or exercisable for, Common Stock in excess of 20% of our current issued and outstanding shares of Common Stock. Accordingly, we seek your approval of Proposal 3 to issue additional shares of Common Stock, in order to satisfy the requirements of NYSE American Rule 713(a)(ii).

Consequences of Failing to Approve this Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into the Note Financing or the issuance of the Funicular Note. The Funicular Note has already been issued to Funicular. The failure of our stockholders to approve this proposal will mean that the conversion of the Funicular Note and payments of interest accrued under the Funicular Note will be limited to the extent that such conversions and interest payments would result in the issuance, in the aggregate, of more than 20% of the shares of our Common Stock outstanding, and we could be subject to penalty payments if such shares are not available for issuance. Additionally, if this proposal is not approved by our stockholders, we may be required to repay our obligations under the Funicular Note in cash, rather than by the conversion of the Funicular Note and accrued interest into shares of Common Stock.

Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs. If we are required to repay our obligations under the Funicular Note in cash rather than Common Stock, we may not have the capital necessary to fully satisfy our ongoing business needs, the effect of which would adversely impact future operating results, and result in a delay in our business plans. Additionally, it may be necessary for the Company to acquire additional financing in order to repay the obligations under the Funicular Note in cash, which may result in additional transaction expenses.

Potential Adverse Effects - Dilution and Impact on Existing Stockholders

The issuance of shares of Common Stock to Funicular, pursuant to the Funicular Purchase Agreement will have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the shares issuable to Funicular. This means also that our current stockholders will own a smaller interest in us as a result of such issuances and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the shares of Common Stock to Funicular could also have a dilutive effect on the book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.

If this Proposal 3 is approved, a total of 120,000,000 shares of Common Stock will be issuable to Funicular and this dilutive effect may be material to current stockholders of the Company.

Approval Required

The approval of Proposal 3 requires the affirmative vote of holders of a majority of the stock having voting power present in person or represented by proxy at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3, THE FUNICULAR STOCK ISSUANCE PROPOSAL.

PROPOSAL 4

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK REPRESENTING MORE THAN 20% OF OUR COMMON STOCK OUTSTANDING TO WINSTON & STRAWN IN ACCORDANCE WITH NYSE AMERICAN RULE 713(a)(ii) (THE “WINSTON & STRAWN STOCK ISSUANCE PROPOSAL”)

Our Common Stock is currently listed on the NYSE American. We are subject to NYSE American Rule 713(a)(ii), which requires us to obtain shareholder approval when shares will be issued in connection with a transaction involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of presently outstanding shares for less than the greater of book or market value of the shares.

Winston & Strawn Subscription Agreement

On February 9, 2024, the Company entered into a Subscription Agreement (the “Subscription Agreement”) and Satisfaction and Discharge Agreement (“Discharge Agreement”) with Winston & Strawn and Quantum. The Company accepted the offer of Winston & Strawn to subscribe for an aggregate of $2. 5 million worth of shares of its Common Stock in lieu of fees accrued prior to the Business Combination.

Why Approval is Needed

The issuance of up to an aggregate of 11,623,235 shares of Common Stock to Winston & Strawn would be more than 20% of our Common Stock outstanding. NYSE American Rule 713(a)(ii) requires that we obtain shareholder approval of the issuances of Common Stock and/or securities convertible into, or exercisable for, Common Stock in excess of 20% of our current issued and outstanding shares of Common Stock. Accordingly, we seek your approval of Proposal 4 to issue additional shares of Common Stock, in order to satisfy the requirements of NYSE American Rule 713(a)(ii).

Consequences of Failing to Approve this Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into the Subscription Agreement. The Subscription Agreement has already been executed and delivered. The failure of our stockholders to approve this proposal will mean that the payments under the Subscription Agreement will be limited to the extent that such payments would result in the issuance, in the aggregate, of more than 20% of the shares of our Common Stock outstanding, and we could be subject to penalty payments if such shares are not available for issuance. Additionally, if this proposal is not approved by our stockholders, we may be required to repay our obligations under the Subscription Agreement in cash, rather than in shares of Common Stock.

Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs. If we are required to repay our obligations under the Subscription Agreement in cash rather than Common Stock, we may not have the capital necessary to fully satisfy our ongoing business needs, the effect of which would adversely impact future operating results, and result in a delay in our business plans. Additionally, it may be necessary for the Company to acquire additional financing in order to repay the obligations under the Subscription Agreement in cash, which may result in additional transaction expenses.

Potential Adverse Effects - Dilution and Impact on Existing Stockholders

The issuance of shares of Common Stock to Winston & Strawn, pursuant to the Winston & Strawn Agreement will have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the shares issuable to Winston & Strawn. This means also that our current stockholders will own a smaller interest in us as a result of such issuances and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the shares of Common Stock to Winston & Strawn could also have a dilutive effect on the book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.

If this Proposal 4 is approved, a total of 11,623,235 shares of Common Stock will be issuable to Winston & Strawn and this dilutive effect may be material to current stockholders of the Company.

Approval Required

The approval of Proposal 4 requires the affirmative vote of holders of a majority of the stock having voting power present in person or represented by proxy at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4, THE WINSTON & STRAWN STOCK ISSUANCE PROPOSAL.

PROPOSAL 5

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK TAU AT-THE-MARKET AGREEMENT IN ACCORDANCE WITH NYSE AMERICAN RULE 713(a)(ii) (THE “TAU STOCK ISSUANCE PROPOSAL”)

Our Common Stock is currently listed on the NYSE American. We are subject to NYSE American Rule 713(a)(ii), which requires us to obtain shareholder approval when shares will be issued in connection with a transaction involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of presently outstanding shares for less than the greater of book or market value of the shares.

Tau At-The-Market Agreement

On July 31, 2024, the Company and Tau entered into the ELOC Agreement. Pursuant to the ELOC Agreement, upon the terms thereof and subject to the satisfaction of certain conditions, we have the right from time to time at our option to direct Tau to purchase up to a specified maximum amount of shares of our Common Stock, up to a maximum aggregate purchase price of $10 million (the “Aggregate Limit”), over the 24-month term of the ELOC Agreement. We may request, on dates determined by us, individual advances up to the greater of 100,000 shares or such amount as is equal to 50% of the average daily volume traded of the Common Stock during the 30 trading days immediately prior to the date we request each advance, subject to the Aggregate Limit. Any such advance will reduce amounts that we can request for future advances and draw downs. The purchase price payable for the shares sold pursuant to any advance will be equal to 97% of the lowest VWAP of the Common Stock during a pricing period of three consecutive trading days following Tau’s receipt of the applicable advance notice. Tau’s obligation to purchase the shares we request to sell pursuant to any advance is conditioned upon, in addition to certain other customary closing conditions, the continued effectiveness of a registration statement pursuant to which Tau may freely sell the shares to be received. Tau is an underwriter within the meaning of Section 2(a)(11) of the Securities Act.

Why Approval is Needed

The issuance of up to an aggregate of 10,000,000 shares of Common Stock to Tau, pursuant to the ELOC Agreement would be more than 20% of our Common Stock outstanding. NYSE American Rule 713(a)(ii) requires that we obtain shareholder approval of the issuances of Common Stock and/or securities convertible into, or exercisable for, Common Stock in excess of 20% of our current issued and outstanding shares of Common Stock. Accordingly, we seek your approval of Proposal 10 to issue additional shares of Common Stock, in order to satisfy the requirements of NYSE American Rule 713(a)(ii).

Consequences of Failing to Approve this Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into the ELOC Agreement, which has already been executed and delivered. The failure of our stockholders to approve this proposal will mean that the issuance of our shares of Common Stock pursuant to the ELOC Agreement will be limited to the extent that they would result in the issuance, in the aggregate, of more than 20% of the shares of our Common Stock outstanding.

Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs. If we are not able to deliver shares of Common Stock pursuant to the ELOC Agreement, we will not be able to obtain this financing and, therefore, may not have the capital necessary to fully satisfy our ongoing business needs, the effect of which would adversely impact future operating results, and result in a delay in our business plans.

Potential Adverse Effects - Dilution and Impact on Existing Stockholders

The issuance of shares of Common Stock to Tau, pursuant to the ELOC Agreement will have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the shares issuable to Tau. This means also that our current stockholders will own a smaller interest in us as a result of such issuances and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the shares of Common Stock to Tau could also have a dilutive effect on the book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.

If this Proposal 5 is approved, a total of 10,000,000 shares of Common Stock will be issuable to Tau and this dilutive effect may be material to current stockholders of the Company.

Approval Required

The approval of Proposal 5 requires the affirmative vote of holders of a majority of the stock having voting power present in person or represented by proxy at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 5, THE TAU STOCK ISSUANCE PROPOSAL.

PROPOSAL 6

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A RECLASSIFICATION AND CONVERSION OF EACH OUTSTANDING SHARE OF COMMON STOCK INTO ONE-THIRD OF A SHARE OF COMMON STOCK (E.G. A 1-FOR-3 REVERSE STOCK SPLIT) IN THE FORM ATTACHED AS ANNEX 1 AND TO AUTHORIZE OUR BOARD OF DIRECTORS TO IMPLEMENT OR ABANDON THE AMENDMENT NO LATER THAN NOVEMBER 30, 2025 (THE “REVERSE STOCK SPLIT PROPOSAL”)

Overview

Our Board of Directors has adopted a resolution authorizing us to submit to our stockholders a proposed amendment to our amended and restated certificate of incorporation (the “Proposed Reverse Stock Split Amendment”) which contemplates a reverse stock split of shares of our outstanding Common Stock, at an exchange ratio of 1-for-3. Stockholder approval of the amendment will authorize our Board of Directors, in its discretion, to effect a reverse stock split, at that exchange ratio at any time (but in no event later than November 30, 2025).

On October 21, 2024, our stockholders approved four proposed amendments to our Amended and Restated Certificate of Incorporation that gave our Board of Directors discretion to effect a reverse stock split at the exchange ratio of 1-for-30 (e.g., Amendment 1), at the exchange ratio of 1-for-40 (e.g., Amendment 2), at the exchange ratio of 1-for-50 (e.g., Amendment 3), or at the exchange ratio of 1-for-60 (e.g., Amendment 4) and to abandon the other amendments at any time prior to the effectiveness of its filing with the Secretary of State of the State of Delaware notwithstanding the authorization of the amendment(s) by the stockholders and without further action by the stockholders in accordance with Section 242(c) of the General Corporation Law of Delaware. Our Board of Directors has approved, and currently intends to effect, a reverse stock split at the exchange ratio of 1-for-60 by no later than October 25, 2025.

Our Board of Directors is now seeking stockholder approval of the Proposed Reverse Stock Split Amendment at an exchange ratio of 1-for-3 to provide further flexibility if, in the Board’s discretion, an additional reverse stock split is deemed necessary after implementing the 1-for-60 reverse stock split. Providing our Board of Directors with discretion to file the Proposed Reverse Stock Split Amendment to effect an additional reverse stock split, if needed, will provide our Board with maximum flexibility to react to current market conditions, or market conditions that may develop after the 1-for-60 reverse stock split is implemented, and to therefore maximize our chances of achieving the purposes of the reverse stock splits, and to act in the best interests of our Company and stockholders.

To effect the proposed reverse stock split, we would file the Proposed Reverse Stock Split Amendment. Any fractional share resulting from the exchange ratio for the proposed reverse stock split will be rounded up to the next whole number such that in lieu of fractional shares, each stockholder who would have otherwise been entitled to receive a fractional share of Common Stock will instead receive a whole share of Common Stock as a result of the proposed reverse stock split. The par value of our Common Stock would remain unchanged at $0.0001 per share. The proposed reverse stock split would become effective upon the filing of the Proposed Reverse Stock Split Amendment approved by our Board of Directors and stockholders with the Secretary of State of the State of Delaware. Our Board may elect, in its discretion, not to implement the Proposed Reverse Stock Split Amendment, even if this Proposal 6 to effect the proposed reverse stock split is approved by our stockholders. In that case, the Proposed Reverse Stock Split Amendment would be abandoned.

Purposes of a Reverse Stock Split

Our Board is submitting the amendment proposal to our stockholders for approval with the primary intent of increasing the market price of our Common Stock to enhance our ability to meet the continued listing requirements of the NYSE American and to make our Common Stock more attractive to a broader range of institutional and other investors.

Many institutional investors have policies prohibiting them from holding stocks in their own portfolios which trade at prices below certain levels, which may reduce the number of potential institutional investors who would purchase shares of our Common Stock if our Common Stock continues to trade at its current market price. The anticipated increased price per share that would be effected by a reverse stock split is expected to be attractive to many institutional investors.

In addition, our Board of Directors recognizes that because of the current price per share of our Common Stock, analysts at many leading brokerage firms are reluctant to recommend our Common Stock to their clients, or monitor the activity of our stock. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in stocks that trade at a price per share below certain levels. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of such stocks unattractive to brokers from an economic standpoint. Additionally, because brokers’ commissions on such stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our Common Stock could result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. This factor also may limit the willingness of institutions to purchase our Common Stock.

In our Board of Director’s view, these factors have contributed to a relatively low level of interest in our Company on the part of investment analysts, brokers and professionals and individual investors, which tends to depress the market for our Common Stock.

Furthermore, by potentially increasing our stock price, a reverse stock split would reduce the risk that our Common Stock could be delisted from the NYSE American. Under Section 1003(f)(v) of the NYSE American Company Guide, in the event of a common stock selling for a substantial period of time at a low price per share, NYSE American will consider delisting that stock. Our Common Stock has been traded below one dollar since July 11, 2024. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock. The Board believes it is in the best interest of the Company and its stockholders to effectuate the reverse stock split to increase the trading price of our Common Stock.

Our Board of Directors has considered the potential harm to us and our stockholders should NYSE American delist our Common Stock. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

Our Board of Directors believes that a reverse stock split is a potentially effective means for us to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from the NYSE American by producing the immediate effect of increasing the bid price of our Common Stock.

In consideration of the foregoing, our Board of Directors has proposed having the discretion to effect the proposed reverse stock splits as a means of increasing the market price per share of our Common Stock.

Factors Influencing the Board of Directors’ Discretion in Implementing a Reverse Stock Split

Our Board currently intends to implement the proposed 1-for-3 reverse stock split if it is deemed necessary after the previously approved 1-for-60 reverse stock split has been implemented, if this Proposal 6 is approved by our stockholders and it believes that such an action is in the best interests of our Company and stockholders. Such determination will be based on factors such as existing and expected marketability and liquidity of our Common Stock; prevailing market conditions; and the likely effect on the market price of our Common Stock. Our Board of Directors also will consider factors such as the historical and projected performance of our Common Stock; our projected performance; prevailing market and industry conditions; and general economic trends; and will place emphasis on the expected closing price of our Common Stock over the short and longer period following the effectiveness of a reverse stock split.

No further action on the part of our stockholders would be required to either implement or abandon the proposed reverse stock split. Notwithstanding approval of the proposed reverse stock split by the stockholders, our Board may, in its discretion, determine to delay the effectiveness of the implementation or abandonment of the proposed reverse stock split, but in no event later than November 30, 2025.

Potential Effects of a Reverse Stock Split

The immediate effect of the implementation of a reverse stock split would be to reduce the number of shares of our outstanding Common Stock and is intended to increase the trading price of our Common Stock. However, we cannot predict the specific effect of any reverse stock split upon the market price of our Common Stock. Based on the data we have reviewed leading up to the amendment proposal, it appears that sometimes a reverse stock split improves stock performance and sometimes it does not, and sometimes a reverse stock split improves overall market capitalization and sometimes it does not. We cannot assure you that the trading price of our Common Stock after a reverse stock split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding as a result of such reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of factors, such as our operating results and other factors related to our business and general market conditions.

As a summary and for illustrative purposes only, the following table reflects the approximate number of shares of our Common Stock that would be outstanding as a result of the proposed 1-for-3 reverse stock split following the implementation of the previously approved 1-for-60 reverse stock split, based on 23,275,171 shares of our Common Stock outstanding as of the Record Date, without accounting for fractional shares:

	Percentage Reduction	Shares to Be Outstanding
Proposed 1-for-3 Reverse Stock Split following previously approved 1-for-60 Reverse Stock Split	99.4%	129,307

The resulting decrease in the number of shares of our Common Stock outstanding could potentially impact the liquidity of our Common Stock on the NYSE American, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders

Stockholders should recognize that if the proposed reverse stock split is effected, they will own a smaller number of shares of our Common Stock than they currently own (approximately equal to the number of shares owned immediately prior to the reverse stock split divided by sixty, then divided by three, after giving effect to immaterial adjustments that may result from the treatment of fractional shares as described below). Except for such immaterial adjustments that may result from the treatment of fractional shares, a reverse stock split would not affect any stockholder’s percentage ownership interests in our Company or proportionate voting power.

Effect on Warrants and Other Securities

As a result of a reverse stock split, all outstanding warrants entitling their holders to purchase or obtain or convert into shares of our Common Stock would be adjusted, as required by the terms of these securities. In particular, such adjustments would reduce the number of shares of our Common Stock issuable upon the exercise of warrants proportionately based upon the reverse stock split ratio selected by our Board of Directors and, with respect to such warrants, proportionately increase by the same factor the exercise price per share of such warrants. The number of shares of our Common Stock that may be purchased upon exercise of other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms upon effectiveness. A reverse stock split would not affect any of the other rights currently accruing to holders of our Common Stock or warrants or other securities convertible into our Common Stock.

Other Effects on Outstanding Shares

If our Board of Directors implements a reverse stock split, then the rights and preferences of the outstanding shares of our Common Stock would remain the same after a reverse stock split. Each whole share of our Common Stock outstanding after a reverse stock split would continue to be fully paid and nonassessable.

While we intend that a reverse stock split will result in an increase in the market price of our Common Stock, a reverse stock split may not increase the market price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the market price of our Common Stock (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).

If a reverse stock split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after a reverse stock split. In addition, a reverse stock split will likely increase the number of our stockholders who own “odd-lots” (less than 100 shares). Stockholders who hold “odd-lots” typically will experience an increase in the cost of selling their shares, as well as potentially greater difficulty in effecting such sales. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lot” even multiples of 100 shares.

Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act. A reverse stock split would not affect the registration of our Common Stock under the Securities Exchange Act or the listing of our Common Stock on the NYSE American. If a reverse stock split is effected, our Common Stock would continue to be listed on the NYSE American under the symbol “ATCH,” although it would be considered a new listing with a new CUSIP number.

Authorized Shares of Common Stock

A reverse stock split would not affect the numbers of authorized shares of our Common Stock and preferred stock, which would remain at 100,000,000 and 1,000,000, respectively, subject to our stockholders approval of the Authorized Share Increase Proposal. Accordingly, if we decide to implement a reverse stock split, the number of authorized but unissued shares of our Common Stock would increase. Such increased shares of Common Stock available for issuance may be used from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into Common Stock.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposed reverse stock split proposal, our Board of Directors may elect whether or not to effect the proposed reverse stock split at any time, but in no event later than November 30, 2025. A reverse stock split would be implemented by filing the appropriate amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, and such reverse stock split would become effective on the date the filing is accepted by the Secretary of State of the State of Delaware.

If a reverse stock split is effected, stockholders holding certificated shares may exchange their stock certificates for new book entry shares, representing the appropriate number of shares of our Common Stock resulting from such reverse stock split (“New Shares”). Our transfer agent, Continental Stock Transfer and Trust Company, would act as the exchange agent for purposes of implementing the exchange of stock certificates for New Shares. As soon as practicable after the effective date of a reverse stock split, stockholders and holders of securities convertible into our Common Stock will be notified of the effectiveness of such reverse stock split. Each stockholder of record on the effective date of a reverse stock split will receive a letter of transmittal from our transfer agent advising of the procedure for surrendering stock certificates representing the number of shares of our Common Stock prior to such reverse stock split (“Old Stock Certificates”) for certificates or book entries representing the New Shares. Pursuant to applicable rules of the NYSE American, a stockholder’s Old Stock Certificates representing shares of our Common Stock cannot be used for either transfers or deliveries made on the NYSE American; thus a stockholder must exchange Old Stock Certificates representing shares of our Common Stock for the New Shares in order to do so.

YOU SHOULD NOT DESTROY YOUR OLD STOCK CERTIFICATES. ALSO, YOU SHOULD

NOT SURRENDER YOUR OLD STOCK CERTIFICATES UNTIL YOU ARE REQUESTED TO DO SO.

As soon as practicable after the surrender to our transfer agent of an Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Stock Certificate had been issued certificates or book entries representing the New Shares.

Until surrendered as contemplated herein, each Old Stock Certificate shall be deemed at and after the effective date of a reverse stock split to represent that reduced number of full shares of our Common Stock resulting from such reverse stock split.

Any stockholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to a certificate or book entry representing the relevant New Shares after complying with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen stock certificate.

No service charges, brokerage commission or transfer taxes will be payable by any holder of an Old Stock Certificate, except that if any certificate or book entry representing the relevant New Shares are to be issued in a name other than that in which the Old Stock Certificate is registered, it will be a condition of such issuance that (i) the person requesting such issuance must pay any applicable transfer taxes or establish to our satisfaction that such taxes are not payable; (ii) the transfer complies with all applicable federal and state securities laws; and (iii) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Stockholders who hold uncertificated shares, either as existing holders of book entry shares or as beneficial owners through brokerage or other “street name” accounts, would not be required to take any further actions. They will have their holdings electronically adjusted to give effect to a reverse stock split by our transfer agent (through the Direct Registration System) or, for beneficial owners, by their brokers, banks or other nominees which hold the shares in “street name” for their benefit.

All shares underlying warrants would be automatically adjusted on the effective date of a reverse stock split.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Instead, the fractional shares of Common Stock created as a result of the reverse stock split will be rounded up to the next whole number such that in lieu of fractional shares, each stockholder who would have otherwise been entitled to receive a fractional share of Common Stock shall instead receive a whole share of Common Stock as a result of the reverse stock split. Each holder of Common Stock will hold the same percentage of the outstanding Common Stock immediately following the reverse stock split as that stockholder did immediately before the reverse stock split, except for adjustments due to fractional shares.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.0001 per share after implementing a reverse stock split. As a result of the implementation of a reverse stock split, the Common Stock value on our consolidated balance sheet will be reduced in proportion to the size of such reverse stock split, and additional paid-in capital will be increased by the same amount. Our stockholders’ equity, in the aggregate, will remain unchanged.

United States Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the reverse stock split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the reverse stock split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Votes Required

The affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote thereon will be required to approve Proposal 1.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Amended and Restated Certificate of Incorporation or amended and restated bylaws in connection with this proposal.

Annex Relating to Proposal 6

The form of amendment to our Amended and Restated Certificate of Incorporation which is approved by voting “for” Proposal 6, is attached to this proxy statement as Annex 1.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 6, THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 7

APPROVAL AND ADOPTION OF AN AMENDMENT TO THE ATLASCLEAR HOLDINGS, INC. 2024 EQUITY INCENTIVE PLAN

Background and Purpose

The AtlasClear Holdings, Inc. 2024 Equity Incentive Plan (the “Plan”), was originally adopted by the Board and approved by our stockholders in February 2024 in connection with the Business Combination. We are asking our stockholders to approve an amendment to the Plan (the “Amended Plan”) to increase the number of shares of our Common Stock reserved for issuance thereunder by 10,000,000 shares prior to giving effect any reverse stock splits currently contemplated by the Company.

The purpose of the Amended Plan is to provide a means for us to enhance our ability to attract, retain and incentivize employees, independent contractors and directors and promote the success of our business. Our Board believes that equity compensation is a vital element of our compensation program and that the ability to grant stock awards at competitive levels is in the best interest of us and our stockholders. The Board believes the Amended Plan is critical in enabling us to grant stock awards as an incentive and retention tool as we continue to compete for talent.

As of the record date, 1,800,934 shares of our Common Stock were authorized and available for issuance under the Plan. Since its adoption upon the closing of our Business Combination, no shares have been issued under the Plan. In order to provide the appropriate equity incentives to employees and other service providers in the future, and in light of the precipitous decline in our stock price since completion of the Business Combination and the significant potential dilution contemplated by the various issuances of securities described in Proposals 1 through 5 in connection with and since completion of the Business Combination, our Board approved, subject to stockholder approval, an increase of 10,000,000 shares of our Common Stock reserved for issuance under the Amended Plan from 1,800,934 to 11,800,934. The Board and our compensation committee believe that approval of the Amended Plan will enable us to continue to use the Plan to achieve employee performance, recruiting, retention and incentive goals. In particular, the Board and our compensation committee believe that our employees are our most valuable assets and that awards granted under the Plan will be vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals.

Our Board recommends that stockholders approve these changes and if the stockholders do not approve them, the Amended Plan will not go into effect and our Board will consider whether to adopt some alternative arrangement based on its assessment of our needs.

Stockholder approval of the Amended Plan is required (i) for purposes of complying with the stockholder approval requirements for listing our shares on the NYSE, (ii) to comply with the incentive stock options rules under Section 422 of the Code, as described below, and (iii) for the Amended Plan to be eligible under the “plan lender” exemption from the margin requirements of Regulation U promulgated under the Exchange Act.

 Material Difference from the Existing 2024 Equity Incentive Plan

The material difference between the existing Plan and the Amended Plan is that the Amended Plan increases the number of shares of our Common Stock reserved for issuance thereunder by 10,000,000 shares as of the date of the Special Meeting.

The following is a summary of certain principal features of the Amended Plan. This summary is qualified in its entirety by reference to the complete text of the Amended Plan. Stockholders are urged to read the actual text of the Amended Plan in its entirety which is set forth as Annex 2 to this proxy statement.

Purpose

The Amended Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders, and (iii) promote the success of our business.

Types of Stock Awards

The Amended Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and stock bonus awards (all such types of awards, collectively, “stock awards”).

Share Reserve

Number of Shares

Currently, the total number of shares of our Common Stock that may be subject to the granting of awards (each, an “Award”) under the Plan is equal to 1,800,934 shares. If the amendment is approved, the total number of shares of our Common Stock that may be subject to the granting of Awards under the Amended Plan will be equal to 11,800,934 shares. The shares may be authorized, but unissued, or reacquired shares of Common Stock. Furthermore, subject to adjustments as set forth in the Amended Plan, in no event shall the maximum aggregate number of shares that may be issued under the Amended Plan pursuant to incentive stock options exceed the number set forth above plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any shares that become available for issuance pursuant to the Amended Plan pursuant to the provisions below.

The number of shares available for issuance under the Amended Plan will be increased on the first day of each fiscal year beginning with the 2024 fiscal year through and including the first day of the 2033 fiscal year, in each case, in an amount equal to the lesser of (a) 5% of the total number of shares of Common Stock that are issued and outstanding on the first day of the applicable fiscal year, (b) the number of shares of Common Stock initially reserved for issuance under the Amended Plan, and (c) such smaller number of shares determined by the Board.

Lapsed Awards

To the extent a stock award expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an “exchange program” (as defined in the Amended Plan), the unissued shares that were subject thereto shall, unless the Amended Plan shall have been terminated, continue to be available under the Amended Plan for issuance pursuant to future stock awards. In addition, any shares which are retained by the Company upon exercise of a stock award in order to satisfy the exercise or purchase price for such stock award or any withholding taxes due with respect to such stock award shall be treated as not issued and shall continue to be available under the Amended Plan for issuance pursuant to future stock awards. Shares issued under the Amended Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the shares (including without limitation upon forfeiture to or repurchase by the Company in connection with a participant ceasing to be a service provider) shall again be available for future grant under the Amended Plan. To the extent a stock award under the Amended Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Amended Plan. To the extent any Assumed Option or Assumed RSU expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program, the unissued shares that were subject thereto shall, unless the Amended Plan shall have been terminated, become available under the Amended Plan for issuance pursuant to future awards. In addition, any shares which are retained by the Company upon exercise of any Assumed Option or settlement of any Assumed RSU in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such award (in each case, as applicable) shall be treated as not issued and become available under the Amended Plan for issuance pursuant to future awards. Shares issued pursuant to any Assumed Option, and that, as of immediately prior to the Closing, were subject to a substantial risk of forfeiture, that in either case are later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a participant ceasing to be a service provider) shall become available under the Amended Plan for issuance pursuant to future awards.

Assumption or Substitution of Awards

The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (i) assuming such award under the Amended Plan or (ii) granting a stock award under the Amended Plan in substitution of such other company’s award. Such assumption or substitution will be permissible if the holder of the substituted or assumed award would have been eligible to be granted a stock award under the Amended Plan if the other company had applied the rules of the Amended Plan to such grant. In the event the Plan Administrator elects to assume an award granted by another company, subject to the requirements of Section 409A of the Code, the purchase price or the exercise price, as the case may be, and the number and nature of shares issuable upon exercise or settlement of any such stock award will be adjusted appropriately. In the event the Plan Administrator elects to grant a new option in substitution rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under the Amended Plan shall not reduce the number of shares authorized for grant under the Amended Plan or authorized for grant to a participant in any fiscal year.

Eligibility

Employees, directors and independent contractors of the Company or its affiliates are all eligible to participate in the Amended Plan. Incentive stock options may only be granted to employees. As of September 30, 2024, the Company had approximately 15 employees, 23 consultants and three non-employee directors who will be eligible to be granted stock awards under the Amended Plan.

Administration

The Amended Plan will be administered by the Board or compensation committee, which committee will be constituted to satisfy applicable laws (for purposes of this proposal, the “Plan Administrator”). To the extent desirable to qualify transactions under the Amended Plan as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the Amended Plan will be structured to satisfy the requirements for exemption under Rule 16b-3.

Subject to the terms of the Amended Plan, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the Amended Plan; (ii) select the service providers to whom stock awards may be granted under the Amended Plan; (iii) determine the number of shares to be covered by each stock award granted under the Amended Plan; (iv) approve forms of stock award agreements for use under the Amended Plan; (v) determine the terms and conditions, not inconsistent with the terms of the Amended Plan, of any stock award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the Amended Plan (subject to stockholder approval); (vii) construe and interpret the terms of the Amended Plan and stock awards granted pursuant to the Amended Plan; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Amended Plan, any stock award or any award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the Amended Plan; (x) modify or amend each stock award (subject to the terms of the Amended Plan and compliance with applicable laws); (xi) adjust performance goals to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Plan Administrator deems necessary or appropriate to avoid windfalls or hardships; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the Amended Plan; (xiii) authorize any person to execute on the Company’s behalf any instrument required to give effect to the grant of a stock award previously granted by the Plan Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under a stock award; and (xv) make all other determinations deemed necessary or advisable for administering the Amended Plan.

To the extent permitted by applicable law, the Plan Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Amended Plan to one or more of the Company’s directors or officers.

The Plan Administrator will, in its sole discretion, determine the performance goals, if any, applicable to any stock award (including any adjustment(s) thereto that will be applied in determining the achievement of such performance goals) on or prior to the “determination date”(as defined in the Amended Plan). The performance goals may differ from participant to participant and from stock award to stock award. The Plan Administrator shall determine and approve the extent to which such performance goals have been timely achieved and the extent to which the shares subject to such stock award have thereby been earned. Please refer to the discussion below under “Description of the Amended Plan — Performance Goals” for more information.

Stock awards granted to participants who are insiders subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” of the Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).

Stock Options

Each stock option will be designated in the stock award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to employees.

The term of each stock option will be stated in the stock award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s capital stock or the stock of any parent or subsidiary of the Company, the term of the incentive stock option will be 5 years from the date of grant or such shorter term as may be provided in the stock award agreement.

The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of the Company’s capital stock or the stock of any parent or subsidiary of the Company, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in Section 424(a) of the Code.

At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may vest and/or be exercised and will determine any conditions that must be satisfied before the stock option may vest and/or be exercised. A stock option will vest and/or become exercisable at such time, and upon such terms, as are determined by the Plan Administrator, which may include completion of a specified period of service with the Company or one of its affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a stock option vests and/or becomes exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period; (y) select the performance goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply. Please refer to the discussion below under “Description of the Amended Plan — Performance Goals” for more information. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment.

In the absence of a specified time in the stock option agreement, the stock option will remain exercisable for 12 months following a termination for death or disability, and 3 months following a termination for any other reason other than “Cause”(as defined in the Amended Plan), but in no event later than the expiration of the term of such stock option. If a participant ceases to be a service provider for Cause, the participant may exercise his or her stock option within such period of time as is specified in the stock award agreement or, if there is no specified time in the stock option agreement, any outstanding stock option (including any vested portion thereof) held by a participant shall immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause.

Stock Appreciation Rights (SARs)

The Plan Administrator will determine the terms and conditions of each SAR, provided that the exercise price for each SAR will be no less than 100% of the fair market value of the underlying shares of Common Stock on the date of grant. A SAR will vest and/or become exercisable at such time, and upon such terms, as are determined by the Plan Administrator, which may include completion of a specified period of service with the Company or one of its affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a SAR vests and/or becomes exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period; (y) select the performance goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply. Please refer to the discussion below under “Description of the Amended Plan — Performance Goals” for more information. Upon exercise of a SAR, a participant will receive payment from the Company in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of Common Stock, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.

Restricted Stock and RSUs

Restricted stock awards are grants of shares of Common Stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of Common Stock. RSUs will vest at such time, and upon such terms, as are determined by the Plan Administrator, which may include upon the completion of a specified period of service with the Company or one of its affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If the unvested shares of restricted stock or RSUs are being earned upon the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period; (y) select the performance goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule and other terms applicable to such a stock award, the Plan Administrator may impose whatever conditions as it determines to be appropriate. For example, the Plan Administrator may determine to grant restricted stock or RSUs only if performance goals established by the Plan Administrator are satisfied. Any performance goals may be applied on a company-wide or an individual business unit basis, as determined by the Plan Administrator. Please refer to the discussion below under “Description of the Amended Plan — Performance Goals” for more information.

Unless the Plan Administrator determines otherwise, during the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares and, if any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the restricted stock with respect to which they were paid.

Participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof. Absent a contrary provision in an award agreement, such dividend equivalents shall be subject to the same terms, restrictions and risk of forfeiture as the RSUs with respect to which the dividends accrue and shall not be settled unless and until the related RSUs have vested and been earned.

Stock Bonus Awards

A stock bonus award is an award of shares to an eligible person without a purchase price that is not subject to any restrictions. All stock bonus awards may, but are not required to, be made pursuant to an award agreement. The Plan Administrator will determine the number of shares to be awarded to the participant under a stock bonus award and any other terms applicable to such stock bonus award. Payment of a stock bonus award will be made upon the date(s) determined by the Plan Administrator and set forth in the award agreement. Payment may be made in the form of cash, whole shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the Plan Administrator.

Performance Goals

The Plan Administrator in its discretion may make performance goals applicable to a participant with respect to a stock award. In the Plan Administrator’s discretion, one or more of the following performance goals may apply: (i) sales or non-sales revenue; (ii) return on revenues; (iii) operating income; (iv) income or earnings including operating income; (v) income or earnings before or after taxes, interest, depreciation and/or amortization; (vi) income or earnings from continuing operations; (vii) net income; (viii) pre-tax income or after-tax income; (ix) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (x) raising of financing or fundraising; (xi) project financing; (xii) revenue backlog; (xiii) gross margin; (xiv) operating margin or profit margin; (xv) capital expenditures, cost targets, reductions and savings and expense management; (xvi) return on assets, return on investment, return on capital, or return on stockholder equity; (xvii) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (xviii) performance warranty and/or guarantee claims; (xix) stock price or total stockholder return; (xx) earnings or book value per share; (xxi) economic value created; (xxii) pre-tax profit or after-tax profit; (xxiii) strategic business criteria; (xxiv) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (xxv) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (xxvi) objective goals relating to projects; and (xxvii) enterprise resource planning. Stock awards issued to participants may take into account other criteria (including subjective criteria).

Outside Director Limitations

Stock awards granted during a single fiscal year under the Amended Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, shall not exceed $750,000 in total value for any non-employee director (“Outside Director”), except with respect to the first year of service in which case any stock awards granted and cash fees paid will not exceed $1,000,000 in total value (calculating the value of any such stock awards, in each case, based on the grant date fair value of such stock awards for financial reporting purposes). Such applicable limit shall include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments. Stock awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not an Outside Director will not count for purposes of these limitations.

Leaves of Absence / Transfer Between Locations

The Plan Administrator has the discretion to determine at any time whether and to what extent the vesting of stock awards shall be suspended during any leave of absence; provided that in the absence of such determination, vesting of stock awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between the Company locations or between the Company and any of its subsidiaries. If an employee holds an incentive stock option and such leave exceeds 3 months then, for purposes of incentive stock option status only, such employee’s service as an employee shall be deemed terminated on the first day following such 3-month period and the incentive stock option shall thereafter automatically be treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written company policy.

Change in Time Commitment

In the event a participant’s regular level of time commitment in the performance of his or her services for the Company or one of its affiliates is reduced (for example, and without limitation, if the participant is an employee and the employee has a change in status from full-time to part-time) after the date of grant of any stock award, the Plan Administrator, in its sole discretion, may (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of any outstanding stock award that is scheduled to vest, settle and/or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend or otherwise revise the vesting, settlement and/or payment schedule applicable to any outstanding stock award (in accordance with all applicable laws, including, without limitation, Section 409A of the Code, as applicable). In the event the Plan Administrator takes any such action, the participant will have no right with respect to any portion of any affected stock award.

Nontransferability of Stock Awards

Unless determined otherwise by the Plan Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Plan Administrator deems appropriate; provided, however, that in no event may any stock award be transferred for consideration to a third-party financial institution.

Recoupment Policy

The Plan Administrator may specify in an award agreement that the participant’s rights, payments, and/or benefits with respect to a stock award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of a stock award. Notwithstanding any provisions to the contrary under the Amended Plan, a stock award granted under the Amended Plan shall be subject to the Company’s clawback policy as may be established and/or amended from time to time. The Plan Administrator may require a participant to forfeit or return to and/or reimburse the Company for all or a portion of the stock award and/or shares issued under the stock award, any amounts paid under, or benefits provided pursuant to, the stock award, and any payments or proceeds paid or provided upon disposition of the shares issued under the stock award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.

Adjustment

In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Amended Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Amended Plan and/or the number, class, kind and price of securities covered by each outstanding stock award; provided that all such adjustment will be made in a manner that does not result in taxation under Section 409A of the Code.

Corporate Transaction

In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of the Company’s then-outstanding capital stock or (iv) a change in control (as defined below), each outstanding stock award (vested or unvested) will be treated as the Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding stock awards (if the Company is the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such outstanding stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (e) the full or partial acceleration of vesting, settlement, payment and/or expiration of such outstanding stock award; (f) the full or partial lapse of forfeiture, repurchase or reacquisition rights with respect to shares previously acquired pursuant to stock awards; (g) the opportunity for participants to exercise such outstanding stock options and/or SARs prior to the occurrence of the corporate transaction and the termination of such outstanding, unexercised stock options and/or SARs upon the consummation of such corporate transaction for no consideration; or (h) the cancellation of such outstanding stock awards in exchange for no consideration.

Change in Control

A stock award may be subject to additional acceleration of vesting, settlement, payment and/or expiration upon or after a “change in control”(as defined in the Amended Plan) as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between the Company or any of its affiliates and the participant, but in the absence of such provision, no such acceleration will occur.

Amendment, Termination and Duration of the Amended Plan

If approved by our stockholders, the Amended Plan will continue in effect for a term of 10 years measured from the date the Board initially adopted the Plan, unless terminated earlier under the terms of the Amended Plan. The Plan Administrator may at any time amend, alter, suspend or terminate the Amended Plan.

U.S. Federal Tax Aspects

A participant who receives a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonstatutory stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price — the appreciation value — on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year.

The purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one year after the exercise date.

A participant who receives restricted stock will not have taxable income until vesting unless the participant timely files an election under Section 83(b) of the Code to be taxed at the time of grant. The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) if no such election is made. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year. If a participant timely files a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any).

A participant who receives RSUs, performance units or performance shares will not have taxable income upon grant of the stock award; instead, the participant will be taxed upon settlement of the stock award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A of the Code imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of this section of the Code.

The Plan Administrator may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items, in whole or in part by (without limitation) paying cash, electing to have the Company withhold otherwise deliverable cash or shares, or delivering to the Company already-owned shares; provided that, unless the Plan Administrator permits otherwise, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The fair market value of the shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with applicable laws.

The Company will be entitled to a tax deduction in connection with a stock award under the Amended Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that the Company may deduct as a business expense in any year with respect to certain of its most highly paid executive officers. While the Plan Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Plan Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of the Company’s stockholders to maintain flexibility in the Company’s approach to executive compensation and to structure a program that the Company considers to be the most effective in attracting, motivating and retaining key employees.

New Plan Benefits

The Amended Plan does not provide for set benefits or amounts of awards and no stock awards have been approved that are conditioned on stockholder approval of the Amended Plan. No stock awards have been approved or granted under the Plan or the Amended Plan. All future awards to directors, executive officers, employees and consultants under the Amended Plan are discretionary and cannot be determined at this time.

Votes Required

The approval of this Proposal 7 requires the affirmative vote of the holders of a majority of the votes cast by the stockholders present in person or by proxy at the Special Meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 7 TO AMEND OUR 2024 EQUITY INCENTIVE PLAN TO EFFECT AN INCREASE OF 10,000,000 SHARES OF OUR COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN FROM 1,800,934 TO 11,800,934.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information known to the Company regarding the beneficial ownership of our Common Stock as of November 22, 2024 by:

•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The calculation of percentage of beneficial ownership is based on 23,275,171 shares of Common Stock outstanding as of November 22, 2024:

Name	Number of Shares Beneficially Owned(1)	Percent of Common Stock
Directors and executive officers of AtlasClear Holdings:
Robert McBey(2)	977,454	4.2%
Thomas J. Hammond(3)	122,402	*
Sandip I. Patel(4)	597,282	2.6%
Craig Ridenhour	—	—
John Schaible(5)	1,135,874	4.9%
Richard Barber(6)	65,000	*
Mark S. Smith	—	—
All executive officers and directors as a group (8 individuals)	2,898,012	12.5%

Five Percent Holders:
Atlas FinTech Holdings Corp.(7)	5,778,276	24.8%
Quantum Ventures LLC(8)	1,614,998	6.9%
Chardan Quantum LLC(9)	1,202,284	5.2%
Funicular Funds, LP(10)	1,176,997	5.1%
Dark Forest Capital Management LP(11)	1,348,563	5.8%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o AtlasClear Holdings, Inc., 2203 Lois Avenue, Suite 814 Tampa, FL 33607.
(2)	Consists of (i) 950,000 shares of Common Stock that were issued as consideration in the Business Combination (“Merger Consideration Shares”) received in the Business Combination and (ii) an interest payment on Mr. McBey’s Seller Notes in the form of shares of Common Stock.
(3)	Consists of (i) 42,348 shares of Common Stock and (ii) Private Warrants to purchase 80,054 shares of Common Stock that are currently exercisable.
(4)	Consists of (i) 243,194 shares of Common Stock and (ii) Private Warrants to purchase 354,088 shares of Common Stock that are currently exercisable.
(5)	Consists of (i) 432,734 shares of Common Stock and (ii) Private Warrants to purchase 703,140 shares of Common Stock that are currently exercisable.
(6)	Consists of (i) 25,000 shares of Common Stock and (ii) Private Warrants to purchase 40,000 shares of Common Stock that are currently exercisable.

(7)	Includes 2,788,276 shares of Common Stock issued to Atlas FinTech in satisfaction of certain fees owed by the Company to Atlas FinTech. AtlasBanc Holdings (“AtlasBanc”) holds a 37.3% ownership interest in AtlasFinTech but has sole power to vote or direct the vote of 64% or 2,233,600 of the shares of Common Stock. The remaining voting interests of AtlasBanc are held by individual investors, none of which holds more than a 2.5% voting interest in Atlas Fintech. AtlasBanc has three board members, including John Schaible, Chief Executive Officer of the Company and Craig Ridenhour, Chief Business Development Officer of the Company. Any action by AtlasBanc with respect to the shares of Common Stock held by it, including voting and dispositive decisions, requires a majority vote of the board of directors. Accordingly, under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of the AtlasBanc’s board of directors, none of AtlasBanc’s directors is deemed to be a beneficial owner of Atlas FinTech’s securities, even those in which such director holds a pecuniary interest. Accordingly, neither Mr. Schaible nor Mr. Ridenhour is deemed to have or share beneficial ownership of the shares of Common Stock held by Atlas Fintech.
(8)	Consists of (i) 1,614,996 shares of Common Stock and (ii) Private Warrants to purchase two shares of Common Stock that are currently exercisable. The shares reported above are held in the name of Quantum Ventures LLC. Messrs. Schaible and Patel are two of the three managers of Quantum Ventures LLC. Any action by Quantum Ventures LLC with respect to the Founder Shares held by it, including voting and dispositive decisions, requires a majority vote of the board of managers. Accordingly, under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of Quantum Ventures LLC’s managers, none of the managers of Quantum Ventures LLC is deemed to be a beneficial owner of Quantum Ventures LLC’s securities, even those in which such manager holds a pecuniary interest. Accordingly, none of such individuals is deemed to have or share beneficial ownership of the shares held by Quantum Ventures LLC.
(9)	According to a Schedule 13G filed with the SEC on February 26, 2024, by Chardan Quantum LLC, Chardan Capital Markets LLC, Jonas Grossman, Steven Urbach, and Kerry Propper (collectively, the “Chardan Reporting Persons”) with respect to the shares beneficially owned and held by the Chardan Reporting Persons. The shares reported in this Schedule 13G consist of (i) 949,084 shares of Common Stock held by Chardan Quantum LLC, (ii) 253,200 of the shares of Common Stock issuable upon exercise of Private Warrants and (iii) 253,200 of the shares of Common Stock issuable upon conversion of the Chardan Note. The Private Warrants and Chardan Note are currently exercisable/convertible, but contain provisions preventing their exercise or conversion to the extent that such exercise or conversion would result in the holder (together with its affiliates) obtaining greater than 9.99% of the Common Stock outstanding immediately after giving effect to such exercise or conversion. The amounts reported below represent the number of shares of Common Stock that would be issuable upon exercise/conversion of the Private Warrants and Chardan Note giving effect to these blocking provisions, and do not include additional shares underlying the Private Warrants and Chardan Note. The Chardan Note is convertible at the election of the holder at a conversion price equal to 90% of the VWAP of the Common Stock for the trading day immediately preceding the applicable conversion date. Mr. Grossman, as managing member of Chardan Quantum, may be deemed to beneficially own the shares (including shares underlying Private Warrants) held directly by Chardan Quantum, representing 9.99% of the Company’s Common Stock outstanding immediately after giving effect to such exercise. Each of Mr. Grossman, Mr. Urbach and Mr. Propper, as the members of CCM, may be deemed to beneficially own the shares underlying the Chardan Note held directly by CCM, representing approximately 2.1% of the Common Stock outstanding immediately after giving effect to such conversion. The business address of Chardan Quantum LLC is 17 State Street, New York, NY 10004.
(10)	According to a Schedule 13G filed with the SEC on February 16, 2024 by Funicular Funds, LP (the “Fund”) with respect to the shares beneficially owned and held by the Fund. The General Partner of the Fund is Cable Car Capital LLC (“Cable Car”). Jacob Ma-Weaver is the Managing Member of Cable Car and the ultimate individual responsible for directing the voting and disposition of shares held by the Fund. Cable Car, as the General Partner of the Fund, may be deemed the beneficial owner of all the shares owned by the Fund. Mr. Ma-Weaver, as the Managing Member of Cable Car, may be deemed the beneficial owner of all the shares owned by the Fund. The number of shares held by Funicular Funds, LP is reported as of February 16, 2024, as stated in the Schedule 13G. In addition, pursuant to the Funicular Purchase Agreement, at the Closing, the Sponsor transferred 600,000 Founder Shares and 600,000 Private Warrants to the Fund. The address for the Fund and Cable Car is 2261 Market Street #4307, San Francisco, CA 94114.
(11)	According to a Schedule 13G filed with the SEC on November 8, 2021 by Dark Forest Capital Management LP, (the “Firm”), and Dark Forest Global Equity Master Fund LP (“Dark Forest Master”). The Firm and Dark Forest Master share voting and dispositive power with respect to all of the securities. The Firm, as the investment manager to Dark Forest Master, may be deemed to beneficially own these securities. Jacob Kline is the managing member of the general partner of the Firm and exercises investment discretion with respect to these securities. The number of shares held by Firm and Dark Forest Master is reported as of October 28, 2021, as stated in the Schedule 13G, which does not reflect any redemption of shares by Quantum in connection with extensions of the deadlines to complete its business combination or the business combination itself, or any other transactions after October 28, 2021. The address for the Firm and Dark Forest Master is 151 West Avenue, Darien, Connecticut 06820.

OTHER INFORMATION

Submission of Stockholder Proposals for the 2025 Annual Meeting of Stockholders

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our first annual meeting, the 2025 annual meeting of stockholders (the “2025 Annual Meeting”), pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received at our principal executive and administrative offices not later than June 10, 2025 (or, if the 2025 Annual Meeting is called for a date not within 30 calendar days before or after June 10, 2025, within a reasonable time before we begin to print and mail our proxy materials for the meeting). Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Under the Company’s Bylaws, stockholders who wish to submit a proposal at the 2025 Annual Meeting, other than one that will be included in our proxy statement, including director nominations, must notify us. A stockholder’s notice of a proposal will be timely if we receive it not earlier than the opening of business on the 120th day before the 2025 Annual Meeting and not later than the later of the close of business on the 90th day before the 2025 Annual Meeting or the 10th day following the day on which we publicly announce the date of the 2025 Annual Meeting. If a stockholder who wishes to present a proposal fails to timely notify us, and such proposal is brought before the 2025 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2025 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to our principal executive and administrative offices at 2203 Lois Avenue, Suite 814 Tampa, FL 33607, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information that we file with the SEC are also available in the Investor Relations section of our corporate website at https://www.atlasclear.com/. The information located on, or hyperlinked or otherwise connected to, our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other files that we make with the SEC.

You may request a copy of our reports and other documents filed with the SEC at no cost by writing our Secretary at AtlasClear Holdings, Inc., 2203 Lois Avenue, Suite 814, Tampa, FL 33607.

Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in this proxy statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this proxy statement. This proxy statement is dated October 8, 2024. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement.

We have not authorized anyone to give you any information or to make any representation about the Company that is different from or adds to the information contained in this proxy statement. Therefore, if anyone does give you any different or additional information, you should not rely on it.

MISCELLANEOUS AND OTHER MATTERS

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy statement, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of materials from us, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of materials from us for your household, please contact our 1-866-540-7059, or send a written request to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

If you participate in householding and wish to receive a separate copy of the proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of materials from us in the future, please contact our transfer agent as indicated above. Beneficial stockholders can request information about householding from their nominee.

List of Stockholders Entitled to Vote at the Special Meeting

The names of stockholders of record entitled to vote at the Special Meeting will be available at our corporate office for a period of 10 days prior to the Special Meeting and continuing through the Special Meeting.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our stock and obtaining the proxies of those owners.

Other Matters

We know of no other matters to be submitted to the special meeting. If any other matters properly come before the special meeting, it is the intention of the person named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: December 19, 2024

 ANNEX 1

Form of Amendment to Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT

OF

Amended and Restated Certificate of

Incorporation OF

ATLASCLEAR HOLDINGS, INC.

AtlasClear Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.	The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by inserting the following paragraph at the end of ARTICLE IV thereof:

Section 5. Upon this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one-third (1/3) of a share of Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by one-third (1/3).

2.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

ANNEX 2

AMENDED AND RESTATED ATLASCLEAR HOLDINGS, INC.

2024 EQUITY INCENTIVE PLAN

1.     Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Independent Contractors with long-term equity-based compensation to align their interests with the Company’s stockholders; and (c) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Stock Bonus Awards.

2.	Definitions. As used herein, the following definitions will apply:

(a)    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)    “Affiliate” means a Parent, a Subsidiary or any corporation or other entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

(c)    “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Affiliate, as such laws, rules, and regulations shall be in effect from time to time.

(d)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Stock Bonus Awards.

(e)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)	“Board” means the Board of Directors of the Company.

(g)	“Cause” means, with respect to the termination of a Participant’s status as a Service Provider:

(A) any material breach by Participant of any material written agreement between Participant and the Company; (B) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time; (C) neglect or persistent unsatisfactory performance of Participant’s duties; (D) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer; (E) Participant’s indictment for, conviction of, or plea of guilty or nolo contendre to, any felony or crime that results in, or is reasonably expected to result in, a material adverse effect on the business or reputation of the Company; (F) Participant’s commission of or participation in an act of fraud against the Company; (G) Participant’s intentional damage to the Company’s business, property or reputation; or (H) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company. For purposes of clarity, a termination without “Cause” does not include any termination that occurs solely as a result of Participant’s death or Disability. The determination as to whether a Participant’s status as a Service Provider for purposes of the Plan has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability (or that of any Affiliate or any successor thereto, as appropriate) to terminate a Participant’s employment or consulting relationship at any time, subject to Applicable Laws.

1

(h)    “Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:

(i)      The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization;

(ii)     The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company or (z) to a continuing or surviving entity described in Section 2(h)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(h)(i));

(iii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by two-thirds (2/3) of the members of the Board prior to the date of the appointment or election; or

(iv)    The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(h), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

 (1)    a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate;

 (2)    a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company;

 (3)    the Company; and

 (4)    a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of ” the Company or “a change in the ownership of a substantial portion of the assets of ” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

2

(i)     “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include (i) such section of the Code, any guidance and regulations promulgated under such section of the Code, including any successor provisions, guidance and regulations thereto, and (ii) any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j)     “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k)    “Common Stock” means the common stock of the Company.

(l)     “Company” means AtlasClear Holdings, Inc., a Delaware corporation, or any successor thereto.

(m)   “Determination Date” means any time when the achievement of the Performance Goals associated with the applicable Performance Period remains substantially uncertain; provided, however, that without limiting the foregoing, that if the Determination Date occurs on or before the date on which 25% of the Performance Period has elapsed, the achievement of such Performance Goals shall be deemed to be substantially uncertain.

(n)    “Director” means a member of the Board.

(o)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code in the case of Incentive Stock Options, and for all other Awards, means as determined by the Social Security Administration or the long-term disability plan maintained by the Company; provided however, that if the Participant resides outside of the United States, “Disability” shall have such meaning as is required by Applicable Laws. The Administrator in its discretion may determine whether a total and permanent disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p)    “Effective Date” means February 9, 2024.

(q)    “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)    “Exchange Program” means a program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include (x) any action described in Section 15 or any action taken in connection with a Change in Control transaction nor (y) any transfer or other disposition permitted under Section 14. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Administrator in its sole discretion without approval by the Company’s stockholders.

(t)     “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

3

(i)      If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable;

(ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in such source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator in compliance with Applicable Laws and regulations and in a manner that complies with Section 409A of the Code.

(u)    “Fiscal Year” means the fiscal year of the Company.

(v)    “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)   “Independent Contractor” means any person, including an advisor, consultant or agent, engaged by the Company or an Affiliate to render services to such entity or who renders, or has rendered, services to the Company, or any Affiliate and is compensated for such services.

(x)    “Insider” means an Officer or Director or any other person whose transactions in Common Stock are subject to Section 16 of the Exchange Act.

(y)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(z)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa)  “Option” means a stock option granted pursuant to the Plan.

(bb) “Outside Director” means a Director who is not an Employee.

(cc)  “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(dd)  “Participant” means the holder of an outstanding Award.

4

(ee)  “Performance Goal” means a formula or standard determined by the Administrator with respect to each Performance Period based on one or more of the following criteria and any adjustment(s) thereto established by the Administrator: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets (gross or net), return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share (basic or diluted); (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, intellectual property asset metrics; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects, including project completion, timing and/or achievement of milestones, project budget, technical progress against work plans; and (27) enterprise resource planning. Awards issued to Participants may take into account other criteria (including subjective criteria). Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any Affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.

(ff)    “Performance Period” means the time period during which the Performance Goals or other vesting provisions must be satisfied for Awards. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Administrator.

(gg)  “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(hh)  “Plan” means this AtlasClear Holdings, Inc. 2024 Equity Incentive Plan, as may be amended from time to time.

(ii)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.

(jj)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk)  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll)    “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm) “Service Provider” means an Employee, Director or Independent Contractor.

5

(nn)    “Share” means a share of Common Stock, as adjusted in accordance with Section 15 of the Plan.

(oo) ”Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(pp)    “Stock Bonus” or “Stock Bonus Award” means an Award granted pursuant to Section 10 of the Plan.

(qq)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(rr)    “Tax-Related Items” means income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax- related items.

3.	Stock Subject to the Plan.

(a)    Stock Subject to the Plan. Subject to the provisions of Sections 3(b) and 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 11,800,934. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 15 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in this Section 3(a), plus the number of Shares added to the Plan pursuant to Section 3(b) below, plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any Shares that become available for issuance pursuant to Section 3(c).

(b)    Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2024 Fiscal Year through and including the first day of the 2033 Fiscal Year, in each case, in an amount equal to the lessor of (i) five percent (5%) of the total number of Shares that are issued and outstanding on the first day of the applicable Fiscal Year, (ii) the number of Shares initially reserved for issuance under the Plan pursuant to the first sentence of Section 3(a) above, and (iii) such smaller number of Shares as may be determined by the Board.

(c)    Lapsed Awards. To the extent any Award expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards. Shares issued under the Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a Participant ceasing to be a Service Provider) shall again be available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

6

(d)    Assumption or Substitution of Awards by the Company. The Administrator, from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) assuming such award under this Plan or (b) granting an Award under this Plan in substitution of such other company’s award. Such assumption or substitution will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Administrator elects to assume an award granted by another company, subject to the requirements of Section 409A of the Code, the purchase price or the exercise price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately. In the event the Administrator elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under this Plan shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any Fiscal Year.

4.	Administration of the Plan.

(a)	Procedure.

(i)      Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)     Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)	Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(i)	to determine the Fair Market Value in accordance with Section 2(t);

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iv)	to approve forms of Award Agreements for use under the Plan;

(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder; such terms and conditions may include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)   to institute and determine the terms and conditions of an Exchange Program; provided however, that the Administrator shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of the Company’s stockholders;

(vii)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

7

(ix)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying non-U.S. Applicable Laws, for qualifying for favorable tax treatment under non-U.S. Applicable Laws or facilitating compliance with non-U.S. Applicable Laws (sub-plans may be created for any of these purposes);

(x)     to modify or amend each Award (subject to Section 22 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, to accelerate vesting and to extend the maximum term of an Option (subject to the terms and conditions of the Plan and compliance with all Applicable Laws, including, without limitation, Section 6(b) of the Plan regarding Incentive Stock Options and Section 409A of the Code);

(xi)    adjust Performance Goals to take into account changes in Applicable Laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Administrator deems necessary or appropriate to avoid windfalls or hardships;

(xii)   to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;

(xiii)  to authorize any person to execute on behalf of the Company any instrument required to give effect to the grant of an Award previously granted by the Administrator;

(xiv)  to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xv)   to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant to the Company for review. Any Officer of the Company, including but not limited to Insiders, shall have the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant. Only the Committee shall have the authority to review and resolve disputes with respect to Awards held by Participants who are Insiders, and such resolution shall be final and binding on the Company and the Participant.

(d)    Delegation. To the extent permitted by Applicable Laws, the Board or Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or Officers.

(e)    Administration of Awards Subject to Performance Goals. The Administrator will, in its sole discretion, determine the Performance Goals, if any, applicable to any Award (including any adjustment(s) thereto that will be applied in determining the achievement of such Performance Goals) on or prior to the Determination Date. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator shall determine and approve the extent to which such Performance Goals have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned.

(f)    Section 16 of the Exchange Act. Awards granted to Participants who are Insiders must be approved by two or more “non-employee directors” of the Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).

8

 5.      Award Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Bonus Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.	Stock Options.

(a)    Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted.

(b)    Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)	Option Exercise Price and Consideration.

(i)      Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)	In the case of an Incentive Stock Option

(A)     granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)     granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)     In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)     Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)     Exercisability and Vesting. At the time an Option is granted, the Administrator will fix the period within which the Option may vest and/or be exercised and will determine any conditions that must be satisfied before the Option may vest and/or be exercised. An Option will vest and/or become exercisable at such time, and upon such terms, as are determined by the Administrator, which may include completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If an Option vests and/or becomes exercisable based on the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.

9

(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker- assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)	Exercise of Option.

(i)      Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with full payment of any applicable taxes or other amounts required to be withheld or deducted with respect to the Option). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

(ii)     Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death, Disability or Cause, to the extent the Option is vested, the Participant may exercise his or her vested Option within such period of time as is specified in the Award Agreement or, if there is no specified time in the Award Agreement, the Participant may exercise his or her Option for three (3) months following the Participant’s termination. Notwithstanding the foregoing, in no event may the vested Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement. If the Participant does not exercise his or her vested Option within the specified time, the vested Option will terminate, and the Shares covered by such vested Option will revert to the Plan. Further, unless otherwise provided by the Administrator, the Shares covered by the unvested portion of the Option will revert to the Plan at the end of the time specified for exercise of the Participant’s vested Option.

10

(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, to the extent the Option is vested, the Participant may exercise his or her vested Option within such period of time as is specified in the Award Agreement or, if there is no specified time in the Award Agreement, the Participant may exercise his or her vested Option for twelve (12) months following the Participant’s termination as a result of Participant’s Disability. Notwithstanding the foregoing, in no event may the vested Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement. If the Participant does not exercise his or her vested Option within the specified time, the vested Option will terminate, and the Shares covered by such vested Option will revert to the Plan. Further, unless otherwise provided by the Administrator, the Shares covered by the unvested portion of the Option will revert to the Plan at the end of the time specified for exercise of the Participant’s vested Option.

(iv)    Death of Participant. If a Participant dies while a Service Provider, the Participant’s designated beneficiary (provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator) may exercise the Participant’s vested Option within such period of time as is specified in the Award Agreement or, if there is no specified time in the Award Agreement, any such designated beneficiary may exercise Participant’s vested Option for twelve (12) months following Participant’s death. If no such beneficiary has been designated by the Participant, then such vested Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the vested Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. Notwithstanding the foregoing, in no event may the vested Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement. If the Participant’s designated beneficiary, the personal representative of the Participant’s estate or the person(s) to whom the vested Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution, as applicable, does not exercise the Participant’s vested Option within the specified time, the vested Option will terminate, and the Shares covered by such vested Option will revert to the Plan. Further, unless otherwise provided by the Administrator, the Shares covered by the unvested portion of the Option will revert to the Plan at the end of the time specified for exercise of the Participant’s vested Option.

(v)     Termination for Cause. If a Participant ceases to be a Service Provider as a result of being terminated for Cause, (i) the Participant may exercise his or her vested Option within such period of time (if any) as is specified in the Award Agreement or, (ii) if there is no specified time in the Award Agreement, any outstanding Option (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon the Participant being first notified of his or her termination for Cause and the Participant will be prohibited from exercising his or her vested Option from and after the date of such notification. All the Participant’s rights under any Option, including the right to exercise the Option, may be suspended pending an investigation of whether Participant will be terminated for Cause. Notwithstanding the foregoing, in no event may the vested Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement. If the Participant does not exercise his or her vested Option within the specified time (if any), the vested Option will terminate, and the Shares covered by such vested Option will revert to the Plan. Further, unless otherwise provided by the Administrator, the Shares covered by the unvested portion of the Option will revert to the Plan at the end of the time specified for exercise of the Participant’s vested Option, if any.

11

7.	Restricted Stock.

(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)    Vesting Criteria and Other Terms. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the Period of Restriction has lapsed. The Period of Restriction will lapse at such time, and upon such terms, as are determined by the Administrator, which may include the completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If the Period of Restriction will lapse upon the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.

(c)    Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)    Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)     Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)    Dividends and Other Distributions. Unless the Administrator provides otherwise, during the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, and any such dividends or distributions will be subject to the same terms, including, without limitation, vesting and restrictions on transferability and forfeitability, as the Shares of Restricted Stock with respect to which they were paid.

(h)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be cancelled and returned as unissued Shares to the Company and again will become available for grant under the Plan.

8.	Restricted Stock Units.

(a)    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria and other terms in its discretion, which, depending on the extent to which the vesting criteria and other terms are met, will determine the number of Restricted Stock Units that settle. A Restricted Stock Unit Award will vest at such time, and upon such terms, as are determined by the Administrator, which may include upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If Restricted Stock Units vest based upon satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.

12

(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria and any other conditions, the Participant will be entitled to have the Restricted Stock Units settled as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria or other conditions that must be met for the Restricted Stock Units to settle.

(d)    Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof. Absent a contrary provision in an Award Agreement, such dividend equivalents shall be subject to the same terms, restrictions and risk of forfeiture as the Restricted Stock Units with respect to which the dividends accrue and shall not be settled unless and until the related Restricted Stock Units have vested and been earned.

(e)    Form and Timing of Settlement. Settlement of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f)     Cancellation. On the date set forth in the Award Agreement, all Shares underlying any unvested, unearned Restricted Stock Units will be forfeited to the Company for future issuance.

9.	Stock Appreciation Rights.

(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)    Exercise Price and Other Terms. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)    Exercisability and Vesting. At the time a Stock Appreciation Right is granted, the Administrator will fix the period within which the Stock Appreciation Right may vest and/or be exercised and will determine any conditions that must be satisfied before the Stock Appreciation Right may vest and/or be exercised. A Stock Appreciation Right will vest and/or become exercisable at such time, and upon such terms, as are determined by the Administrator, which may include completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If a Stock Appreciation Right vests and/or becomes exercisable based on the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional conditions, if any, should apply.

13

(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)     Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)	The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.	Stock Bonus Awards.

(a)    Awards of Stock Bonuses. A Stock Bonus Award is an award of Shares to an eligible person without a purchase price that is not subject to any restrictions. All Stock Bonus Awards may be made, but are not required to be made, pursuant to an Award Agreement.

(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Shares to be awarded to any Participant under a Stock Bonus Award and any other terms applicable to such Stock Bonus Award.

(c)    Form and Timing of Payment. Payment of a Stock Bonus Award will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares subject to the Stock Bonus Award on the date of payment, as determined in the sole discretion of the Administrator.

11.    Outside Director Limitations. Stock awards granted during a single Fiscal Year under the Plan or otherwise, taken together with any cash fees paid during such Fiscal Year for services on the Board, shall not exceed $750,000 in total value for any Outside Director, except with respect to the first year of service in which case any stock awards granted and cash fees paid will not exceed $1,000,000 in total value (calculating the value of any such stock awards, in each case, based on the grant date fair value of such stock awards for financial reporting purposes). Such applicable limit shall include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments. Stock awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was an Independent Contractor but not an Outside Director will not count for purposes of the limitations set forth in this Section 11.

12.   Leaves of Absence/Transfer Between Locations. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and shall be suspended during any unpaid leave (unless otherwise required by Applicable Laws). A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company or any Affiliate. If an Employee is holding an Incentive Stock Option and such leave exceeds three (3) months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and the Incentive Stock Option shall thereafter automatically treated for tax purposes as a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

14

13.   Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from full-time to part-time), the Administrator, in its sole discretion, may (i) make a corresponding reduction in the number of Shares or cash amount subject to any portion of any outstanding Award that is scheduled to vest, settle and/or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend or otherwise revise the vesting, settlement and/or payment schedule applicable to any outstanding Award (in accordance with all Applicable Laws, including, without limitation, Section 409A of the Code, as applicable). In the event the Administrator takes any action pursuant to this Section 13, the Participant will have no right with respect to any portion of any affected Award.

14.   Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate provided, however, that in no event may any Award be transferred for consideration to a third-party financial institution.

15.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)    Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award. Notwithstanding the forgoing, all adjustments under this Section 15 shall be made in a manner that does not result in taxation under Section 409A of the Code.

(b)    Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such proposed action.

(c)    Corporate Transaction. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock, or (iv) a Change in Control (each, a Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or other equity awards for such Awards; (D) the cancellation of such outstanding Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the Shares subject to the Awards; provided that, at the discretion of the Administrator and to the extent permissible under all Applicable Laws (including without limitation Section 409A of the Code), such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; (E) the full or partial acceleration of vesting, settlement, payment and/or expiration of such outstanding Awards; (F) the full or partial lapse of forfeiture, repurchase or reacquisition rights with respect to Shares previously acquired pursuant to any Awards; (G) the opportunity for Participants to exercise such outstanding Options and/or Stock Appreciation Rights prior to the occurrence of the Corporate Transaction and the termination of such outstanding, unexercised Options and/or Stock Appreciation Rights upon the consummation of such Corporate Transaction for no consideration; or (H) the cancellation of such outstanding Awards in exchange for no consideration.

15

(d)    Change in Control. An Award may be subject to additional acceleration of vesting, settlement, payment and/or expiration upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

16.	Tax.

(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise or settlement thereof) or prior to any time the Award or Shares are subject to taxation or other Tax-Related Items, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that the Company or any Affiliate is required to withhold or deduct or that is otherwise applicable with respect to such Award.

(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding or deduction obligations or any other Tax-Related Items, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares, (iii) delivering to the Company already-owned Shares, or (iv) such other method as may be set forth in the Award Agreement; provided that, unless specifically permitted by the Company, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or Shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or Shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The Fair Market Value of the Shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with Applicable Laws.

(c)    Compliance With Section 409A of the Code. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of the application of Section 409A of the Code.

16

17.   No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Affiliate, nor will they interfere in any way with the Participant’s right or the Company’s or any Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.   Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.   Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

20.   Clawback/Recovery. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and/or benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award granted under the Plan shall be subject to the Company’s clawback policy as may be established and/or amended from time to time. The Administrator may require a Participant to forfeit or return to and/or reimburse the Company for all or a portion of the Award and/or Shares issued under the Award, any amounts paid under, or benefits provided pursuant to, the Award, and any payments or proceeds paid or provided upon disposition of the Shares issued under the Award, pursuant to the terms of such Company policy or as necessary or appropriate to comply with Applicable Laws.

21.   Term of Plan. Subject to Section 25 of the Plan, the Plan will become effective as of the Effective Date. The Plan will continue in effect for a term of ten (10) years measured from the earlier of the date the Board approves this Plan or the approval of this Plan by the Company’s stockholders, unless terminated earlier under Section 22 of the Plan.

22.	Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

17

23.	Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares will not be issued pursuant to the vesting, exercise, settlement or payment (as applicable) of an Award unless the vesting, exercise, settlement or payment of such Award and the issuance and delivery of such Shares or cash will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. As a condition to the vesting, exercise, settlement or payment of an Award, the Company may require the Participant to represent and warrant at the time of any such vesting, exercise, settlement or payment that the Shares are being purchased or issued only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

24.   Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares, or payment of cash, hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares, or pay such cash, as to which such requisite authority will not have been obtained.

25.   Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26.   Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

18

 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 30, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on December 30, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ATLASCLEAR HOLDINGS, INC. 2203 LOIS AVENUE, SUITE 814 TAMPA, FL 33607 V60425-Z89127 ATLASCLEAR HOLDINGS, INC. The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4, 5, 6 and 7. For Against Abstain For Abstain Against 4. To approve the issuance of up to 11,623,235 shares of Common Stock that may become issuable to Winston & Strawn LLP ("Winston & Strawn"), pursuant to a subscription agreement, dated as of February 9, 2024, between Winston & Strawn and the Company (the "Winston & Strawn Agreement"), which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the "Winston & Strawn Stock Issuance Proposal"). ! ! ! 5. To approve the issuance of up to 10,000,000 shares of Common Stock that may be issued to an investor, Tau Investment Partners LLC ("Tau"), pursuant to an at-the-market agreement entered into between the Company and Tau, dated as of July 31, 2024 (the "ELOC Agreement"), which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a) (ii) (the "Tau Stock Issuance Proposal"). ! ! 6. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-third of a share of Common Stock (e.g., a 1-for-3 reverse stock split) in the form attached as Annex 1 ("Reverse Stock Split Amendment"), and authorize our Board of Directors to implement or abandon the Reverse Stock Split Amendment no later than November 30, 2025 (the "Reverse Stock Split Proposal"). 1. To approve the issuance of up to an aggregate of up to 213,296,850 shares of common stock of the Company, par value $0.0001 per share (the "Common Stock"), to the sellers of Wilson-Davis & Co., Inc. ("Wilson-Davis"), pursuant to amendments to the Stock Purchase Agreement, dated as of April, 15, 2022, by and among Wilson-Davis, all of its stockholders (the "Wilson-Davis Sellers") and the Company (as amended, the "Broker-Dealer Acquisition Agreement") pursuant to which the Company issued short-term convertible promissory notes (the "Short-Term Seller Notes") and long-term convertible promissory notes (the "Long-Term Seller Notes" and, collectively with the Short-Term Seller Notes, the "Seller Notes") to the Wilson-Davis Sellers, which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the "Wilson-Davis Stock Issuance Proposal"). 2. To approve the issuance of up to 39,282,309 shares of Common Stock that may become issuable to Chardan Capital Markets LLC ("Chardan") pursuant to a promissory note in the aggregate principal amount of $5,209,764 (as amended, the "Chardan Note"), which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the "Chardan Stock Issuance Proposal"). 3. To approve the issuance of up to 120,000,000 shares of Common Stock that may become issuable to Funicular Funds, LP ("Funicular"), pursuant to the Securities Purchase Agreement, dated as of February 9, 2024, between AtlasClear Holdings and Quantum (the "Funicular Purchase Agreement"), pursuant to which the Company issued to Funicular a secured convertible promissory note (the "Funicular Note") in the amount of $6,000,000 in a private placement, which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock, in accordance with NYSE American Rule 713(a)(ii) (the "Funicular Stock Issuance Proposal"). ! ! ! ! ! ! 7. To approve an amendment to the AtlasClear Holdings, Inc. 2024 Equity Incentive Plan (the "Plan") (the "Equity Incentive Plan Amendment Proposal"). NOTE: To transact any other business which properly may be brought before the Special Meeting, including matters incidental to its conduct. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ! ! ! ! ! ! !

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Proxy Statement is available at www.proxyvote.com. V60426-Z89127 ATLASCLEAR HOLDINGS, INC. Special Meeting of Stockholders December 31, 2024 10:00 A.M., Eastern Daylight Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John Schaible and Craig Ridenhour, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ATLASCLEAR HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 A.M., Eastern Daylight Time on December 31, 2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side